Exhibit 10.3

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***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

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Under 17 C.F.R. Sections 200.80(b)(4)

and Rule 406 of the

Securities Act of 1933,

as amended.

CONFIDENTIAL

Execution Copy

AMENDED AND RESTATED RESEARCH AND LICENSE AGREEMENT

This Amended and Restated Research and License Agreement (“Agreement”) dated as of December 22, 2004, is by and between Centocor, Inc., a Pennsylvania corporation having its principal place of business at 200 Great Valley Parkway, Malvern, Pennsylvania, 19355 (“CENTOCOR”), and MORPHOSYS AG, a German stock corporation with its principal place of business at Lena-Christ-Str. 48, 82152 Martinsried/Planegg, Germany (together with its Affiliates, “MORPHOSYS”), and amends and restates, from and after the date hereof, the Research and License Agreement having an Effective Date of December 29, 2000, as amended by a First Amendment on February 28, 2001, and again by a Second Amendment on April 21, 2003. MORPHOSYS and CENTOCOR are each hereafter referred to individually as a “Party” and together as the “Parties”.

WHEREAS, CENTOCOR desires to have MORPHOSYS supply to CENTOCOR and its Affiliates human antibodies generated by MORPHOSYS using MORPHOSYS Technology, defined hereinafter, for the use by CENTOCOR and its Affiliates in the evaluation and potential development of such human antibodies, on the terms set forth herein;

WHEREAS, CENTOCOR desires to receive, and MORPHOSYS desires to grant, licenses to such technology and resulting discoveries and products on the terms set forth herein; and

WHEREAS, the Parties are concurrently entering into an Amended and Restated Subscription and License Agreement (“Subscription Agreement”).

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NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereby agree as follows:

1. DEFINITIONS

Whenever used in the Agreement with an initial capital letter, the terms defined in this Section 1 shall have the meanings specified below.

1.1	“Affiliate” shall mean any corporation, firm, limited liability company, partnership or other entity which directly or indirectly controls or is controlled by or is under common control with a Party to this Agreement. “Control” or “controlled” means ownership, directly or through one or more Affiliates, of more than fifty percent (50%) of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or more than fifty percent (50%) of the equity interests in the case of any other type of legal entity, status as a general partner in any partnership, or any other arrangement whereby a Party controls or has the right to control the Board of Directors or equivalent governing body of a corporation or other entity.
1.2	“Agreement Year” shall mean an annual period commencing on the Effective Date of the Research and License Agreement (December 29, 2000) or any anniversary thereof.
1.3	“CAT Framework Agreement” shall mean the agreement dated December 20, 2002, between MORPHOSYS and CAT, a redacted copy of which is appended hereto as Appendix 3.8(b).
1.4	“CENTOCOR Patent Rights” shall mean the rights and interests in all patents and pending patent applications that cover and disclose CENTOCOR Technology, including all substitutions, continuations, continuations-in-part, divisions, and renewals, all letters patent granted thereon, and all reissues, reexaminations and extensions thereof, whether existing now or obtained in the future.
1.5	“CENTOCOR Technology” shall mean all proprietary know how and trade secrets, including but not limited to, sequence information, compositions, technology, data, techniques, specifications, designs and other Information

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(whether or not patentable) that is reasonably related to the research and development of a product that comprises a HuCAL Antibody; provided, however, such CENTOCOR Technology shall exclude HuCAL Antibody Technology (including, but not limited to HuCAL Antibodies) and MORPHOSYS Technology.
1.6	”Clinical Monitoring License” shall have the meaning set forth in Section 3.3(c).
1.7	“Commercial In-Vitro Diagnostic License” shall have the meaning set forth in Section 3.3(d).
1.8	“Commercial In-Vivo Diagnostic License” shall have the meaning set forth in Section 3.3(e).
1.9	“Commercial License” shall mean, individually and collectively, a Commercial In-Vitro Diagnostic License, a Commercial In-Vivo Diagnostic License, a Commercial Therapeutic License and a Commercial Small Molecule License.
1.10	“Commercial License Request” shall have the meaning set forth in Section 3.4(a).
1.11	“Commercial License Response” shall have the meaning set forth in Section 3.4(b).
1.12	“Commercial Small Molecule License” shall have the meaning set forth in Section 3.3(b).
1.13	“Commercial Target” shall mean a Target that is listed on an executed copy of Appendix 3.3, as executed in accordance with the protocol of Section 3.4 and licensed for use in accordance with Section 3.3.
1.14	“Commercial Therapeutic License” shall have the meaning set forth in Section 3.3(a).
1.15	“Effective Date” shall mean December 29, 2000.
1.16	“Field” shall mean all human healthcare-related and diagnostic uses.
1.17	“First Commercial Sale” shall mean the first sale of a Licensed Product in arm’s length sales to an unrelated third party.

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1.18	“FTE” shall mean the equivalent of one researcher involved in customer support on a full-time basis of at least […***…] per week of effort.
1.19	“HuCAL Antibody” shall mean (i) a monoclonal antibody or any antibody fragment (including but not limited to antibody fragments such as Fv, Fab, F(ab’)2, single chain antibody, antibody conjugate bound to a toxin or bound to a label, or any other antibody moiety) that binds to a Target and that in all cases has been isolated from the MORPHOSYS HuCAL GOLD Library (or any substantial improvement of such Library), such antibody or fragment provided (A) by MORPHOSYS to CENTOCOR pursuant to the Research Plan, or (B) discovered or developed by MORPHOSYS outside of the Research Plan, but having been offered by MORPHOSYS and accepted by CENTOCOR or its Affiliates for further development under a Commercial License; and (ii) any antibody or antibody fragment thereof, derived (either physically or by reverse engineering, in one or more steps) from an antibody or antibody fragment referred to in sub-Section 1.19(i) hereof and which derived antibody or fragment binds to the same Target.
1.20	“HuCAL Antibody Patent Rights” shall mean the rights and interests in and to all patents and pending patent applications covering and disclosing HuCAL Antibody Transferred Technology, including all substitutions, continuations, continuations-in-part, divisions, and renewals, all letters patent granted thereon, and all reissues, reexaminations and extensions thereof, whether existing now or obtained in the future.
1.21	“HuCAL Antibody Technology” shall mean each HuCAL Antibody and all related proprietary know how and trade secrets, including but not limited to, sequence information, compositions, technology, data, techniques, specifications, designs and other information (whether or not patentable).
1.22	“HuCAL Antibody Transferred Technology” shall mean any and all HuCAL Antibody Technology (including HuCAL Antibodies) transferred to CENTOCOR under this Agreement.
1.23	“IND” shall mean an investigational new drug application filed with the FDA as more fully defined in 21 C.F.R. §312.3.

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1.24	“JHU License Agreement” shall mean the license agreement entered into on September, 29, 1993, between MORPHOSYS and The Johns Hopkins University, a redacted copy of which is appended hereto as Appendix 1.24.
1.25	“Licensed Clinical Monitoring Antibody” shall mean a HuCAL Antibody specific for a Commercial Target for which CENTOCOR has requested and obtained a license pursuant to Section 3.3(c) of this Agreement, to be used in a clinical setting for the purposes of patient screening or monitoring in order to facilitate the development by CENTOCOR or an Affiliate of a clinical product, which may or may not be a Licensed Therapeutic Antibody Product.
1.26	“Licensed In-Vitro Diagnostic Antibody Product” shall mean a product comprising one or more HuCAL Antibodies specific for a Commercial Target, for which CENTOCOR has requested and obtained a license pursuant to Section 3.3(d) of this Agreement, and which HuCAL Antibodies are used for in-vitro diagnostic use.
1.27	“Licensed In-Vivo Diagnostic Antibody Product” shall mean a product comprising one or more HuCAL Antibodies specific for a Commercial Target, for which CENTOCOR has requested and obtained a license pursuant to Section 3.3(e) of this Agreement, and which HuCAL Antibodies are used for in-vivo diagnostic use.
1.28	“Licensed New Molecular Entity Product” shall mean a small molecule drug or therapeutic peptide or therapeutic protein, the discovery or development of which involves the use in a high-throughput screen by CENTOCOR or an Affiliate of a Licensed Screening Antibody, and which is directed against a Commercial Target selected for such purpose and listed on Appendix 3.3 attached hereto as provided in Section 3.3(b).
1.29	“Licensed Product” shall mean, individually and collectively, a Licensed Therapeutic Antibody Product, a Licensed In-Vitro Diagnostic Antibody Product, and a Licensed In-Vivo Diagnostic Antibody Product .

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1.30	“Licensed Screening Antibody” shall mean a HuCAL Antibody specific for a Commercial Target for which CENTOCOR has requested and obtained a license pursuant to Section 3.3(b) of this Agreement.
1.31	“Licensed Therapeutic Antibody Product” shall mean a product comprising one or more HuCAL Antibodies specific for a Commercial Target, for which CENTOCOR has requested and obtained a license pursuant to Section 3.3(a) of this Agreement, and which HuCAL Antibody is used for therapeutic, prophylactic and/or palliative use.
1.32	“MORPHOSYS Anti-EST Technology” shall mean that portion of MORPHOSYS Technology including the technology described in Appendix 1.32 attached hereto and incorporated herein.
1.33	“MORPHOSYS HuCAL GOLD Library” shall mean that portion of MORPHOSYS Technology including the human combinatorial antibody library (“HuCAL”) as further described in Appendix 1.33 and expression vectors relating thereto, as described on Appendix 1.32, as well as any further improvements thereof.
1.34	“MORPHOSYS Patent Rights” shall mean the rights and interests in and to all patents and patent applications listed in Appendix 1.34, including all substitutions, continuations, continuations-in-part, divisions, and renewals, all letters patent granted thereon, and all reissues, reexaminations and extensions thereof, whether existing now or obtained in the future, which in all cases cover MORPHOSYS Transferred Technology.
1.35	“MORPHOSYS Licensee” shall mean a third party to whom MORPHOSYS has granted rights to use a proprietary library of MORPHOSYS and/or an antibody or antibody fragment derived therefrom.

1.36	“MORPHOSYS Technology” shall mean, individually and collectively,
(a)	the MORPHOSYS HuCAL GOLD Library; MORPHOSYS Anti-EST Technology; and all other software, data, and protocols, all as described in Appendix 1.36; and

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(b)	any related know how and trade secrets, including but not limited to, proprietary sequence information, compositions, technology, data, techniques, specifications, designs and other information (whether or not patentable) of any type (i) existing as of the Effective Date of the Research and License Agreement (December 29, 2000) and/or during the Research Term; and (ii) in which MORPHOSYS has an ownership interest with the right to grant licenses or sublicenses thereunder, without violating the terms of any agreement or other arrangement with any third party.
1.37	“MORPHOSYS Transferred Technology” shall mean any and all MORPHOSYS Technology transferred to CENTOCOR under this Agreement.
1.38	“Net Sales” shall mean the gross invoiced sales of any Licensed Product charged by CENTOCOR, its Affiliates or its Sublicensees for the sale of a Licensed Product in arm’s length sales to unrelated third parties, less (a) […***…]; (b) […***…]; (c) […***…]; (d) […***…]. Net Sales shall not include […***…]. In the event that Licensed Products are sold in the form of combination products containing one or more active ingredients, other than Licensed Product, Net Sales for such combination products will be calculated by […***…].
1.39	“Phase II Clinical Trial” shall mean that portion of the clinical development program beyond Phase I, which is not a Phase III Clinical Trial and which provides for studies in patients conducted to evaluate the clinical effectiveness of the drug for a particular indication or indications in patients with the disease or condition under study to provide information about efficacy, dose-response, dose regimen, safety, tolerance, kinetics, and useful clinical outcome measures, and to determine the common side effects and risks associated with the Licensed Product.
1.40

“Phase III Clinical Trial” shall mean that portion of the clinical development program beyond Phase I, which is not a Phase II Clinical Trial and which provides for large scale clinical studies conducted in a

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sufficient number of patients to establish the clinical efficacy of a Licensed Product for one or more indications and its safety, as more fully defined, in the United States in 21 C.F.R. §312.21(c).
1.41	“Research Collaboration” shall have the meaning set forth in Section 2.1 hereof.
1.42	“Research Committee” or “RC” shall have the meaning specified in Section 2.5.
1.43	“Research Plan” shall mean a written description of the research and development activities to be performed by MORPHOSYS under the direction of the Research Committee under the Research Collaboration of this Agreement, for MORPHOSYS to provide to CENTOCOR: HuCAL Antibody Transferred Technology, as further described in Appendix 1.43 attached hereto and incorporated herein.
1.44	“Research Term” shall mean seven (7) years from the Effective Date of the Research and License Agreement (December 29, 2000), unless this Agreement is terminated earlier under Article 9, or extended by mutual agreement of the Parties.
1.45	“Sublicensee” shall mean any non-Affiliate third party licensed or sublicensed by CENTOCOR in accordance with the terms of this Agreement under any license granted to CENTOCOR hereunder, to make, have made, use, have used, offer for sale, have offered for sale, sell, have sold, import, have imported, export or have exported, distribute or have distributed, any Licensed Product.
1.46	“Success Criteria” shall mean criteria that are proposed by CENTOCOR and agreed to by the Research Committee for one or more HuCAL Antibody(ies) specific for a Commercial Target, which HuCAL Antibody(ies) is/are to be generated by MORPHOSYS under the Research Plan and provided to CENTOCOR, which criteria may or may not include, but are not limited to, affinity, avidity, off-rate, on-rate, binding region, neutralization, antagonism, agonism, cross-reactivity, in-vitro, in-vivo or in-

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situ biological activities, or any other specified criteria, measured quantitatively or qualitatively.
1.47	“Target” shall mean (i) a single polypeptide chain that is encoded by a particular gene; (ii) any epitope produced by a combination of two or more polypeptide chains that form a functional complex; or (iii) a defined non-peptide entity.
1.48	“Term” shall have the meaning set forth in Section 9.1.
1.49	“Territory” shall mean worldwide.
1.50	“Valid Claim” shall mean a claim in any enforceable, unexpired, and issued patent under MORPHOSYS Patent Rights, HuCAL Antibody Patent Rights and/or covered by the CAT Framework Agreement, JHU License Agreement and/or XOMA License Agreement that has not been held invalid or unenforceable by a decision of a court or other appropriate body of competent jurisdiction from which no further appeal may be taken.
1.51	“XOMA License Agreement” shall mean the license agreement entered into on February 1, 2002, between MORPHOSYS and XOMA, a redacted copy of which is appended hereto as Appendix 3.8(a).

2 RESEARCH COLLABORATION

2.1	Objectives and Effort. The objective of the research collaboration under this Article 2 will be for the Parties to: jointly perform research activities as outlined in each Research Plan utilizing at MORPHOSYS’ facilities the MORPHOSYS Technology referenced under Section 1.36(a) and other resources, which shall include without limitation efforts by MORPHOSYS to generate and deliver HuCAL Antibody Transferred Technology to CENTOCOR, who will conduct further research with such HuCAL Antibody Transferred Technology (which may include efforts by CENTOCOR to generate CENTOCOR Technology), in order to allow the Parties to discover, characterize and develop HuCAL Antibodies and other HuCAL Antibody Technology for use as permitted by any license under Section 3.3 (the “Research Collaboration”).

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2.2	ESTs. CENTOCOR and its Affiliates shall have the right during the Research Term to select up to the equivalent of 100 ESTs encoding antigens or 200 purified antigens, or an agreed upon combination, which can be increased based on increased FTE support under Section 4.3, per Agreement Year.
2.3	Reports. MORPHOSYS shall keep CENTOCOR reasonably informed about the status of the research work performed under the Research Collaboration. In particular, without limitation, MORPHOSYS shall furnish CENTOCOR with quarterly written reports within thirty (30) business days after the end of each quarterly period, describing the progress of its activities specified under any such research work in reasonable detail, including a summary of the progress of any ongoing antibody generation or optimization efforts at MORPHOSYS. At any time, upon request of CENTOCOR, MORPHOSYS will provide an update of the status of ongoing research projects to CENTOCOR.
2.4	Research Plan & Success Criteria.
(a)

CENTOCOR shall be responsible for developing, and MORPHOSYS acknowledges that CENTOCOR already has developed, the initial Research Plan which has been agreed to by the Parties. The Research Plan for the first twelve (12) months of the Research Term had been agreed upon by the Parties within thirty (30) days after the Effective Date of the Research and License Agreement (December 29, 2000). Each Research Plan shall specify objectives, timelines and number of FTEs committed thereto, as well as the Targets to be studied in as much detail as is reasonably possible, in a manner consistent with this Agreement. Every six (6) months during the Research Term, the Research Plan shall be updated by the RC to cover at least the next six (6) months, no later than thirty (30) days before the end of each semi-annual period. Nothing in this Agreement shall be interpreted as obligating CENTOCOR or MORPHOSYS to perform any additional work beyond that which is set forth in any

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approved Research Plan. CENTOCOR shall be responsible for prioritizing work by MORPHOSYS for generating HuCAL Antibodies directed to Commercial Targets in the Research Plan.
(b)	After each grant of a Commercial Therapeutic License, each Party will expend reasonable efforts to update the Research Plan to include pre-determined Success Criteria for one or more HuCAL Antibodies specific for the Commercial Target covered by such Commercial Therapeutic License. It is the intent of the Parties to update the Research Plan, accordingly, within sixty (60) days after the grant of each Commercial Therapeutic License. Following the agreement on such Success Criteria, (i) MORPHOSYS agrees to expend reasonable efforts to utilize MORPHOSYS Technology to generate, for CENTOCOR or its Affiliates, HuCAL Antibodies specific for the Commercial Target covered by such Commercial Therapeutic License, and (ii) CENTOCOR will expend reasonable efforts to provide MORPHOSYS with the respective Commercial Target in DNA and/or peptide/protein and/or cellular form suitable for use.
2.5	Research Committee. A research committee has been established by the parties as provided below and will be responsible for the planning and monitoring of the Research Plan (“Research Committee” or “RC”). In particular, the activities of the RC shall include:

(a)     Approving the Research Plan and amendments thereto and establishing prioritization criteria for specific components thereof, including explicit determination of proposed dates for experimental initiation and completion;

(b)     Monitoring workflow, including experimental sample transfer, sample analysis and data quality control, data analysis and summarization, software installation (access), training and maintenance;

(c)     Monitoring of sample throughput, and overall research progress;

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(d)     Ensuring timely filing of patent applications;

(e)     Assigning tasks and responsibilities taking into account each Party’s respective specific capabilities and expertise in order to avoid duplication and enhance efficiency and synergies; and

(f)     Monitoring timely execution of the Research Plan, including compliance with budgets and timelines.

2.6	RC Membership. MORPHOSYS shall be entitled to appoint, in their sole discretion, a maximum of three (3) members to the RC, and CENTOCOR and its Affiliates shall be entitled to collectively appoint, in their sole discretion, a maximum of three (3) members to the RC, each party entitled to appoint one member as a Co-Chair. Substitutes or alternates for RC members may be appointed at any time by notice in writing to the other Party, provided that such replacement members shall have sufficient authority to ensure acceptance and execution of RC decisions within their organizations. The initial Co-Chairs and other RC members had been designated by each Party on or prior to the Effective Date of the Research and License Agreement (December 29, 2000). Each Party also appointed one or more project coordinators, each of whom has sufficient responsibility to serve as principle liaison for the various research projects and to ensure successful implementation of the Research Plan.
2.7

RC Meetings. The RC shall meet at least quarterly, with such meetings to be held, alternately, in Munich, Germany and at CENTOCOR’s or an Affiliate’s facilities unless the Parties agree otherwise. Any additional meetings shall be held at places and on dates selected by the Co- Chairs of the RC. In addition, the RC may act without a formal meeting by a written memorandum signed by the Co- Chairs of the RC. Whenever any action by the RC is called for hereunder during a time period in which the RC is not scheduled to meet, the Co- Chairs of the RC shall cause the RC to take the action in the requested time period by calling a special meeting or by action without a meeting. Representatives of each Party or of its Affiliates, in addition to the members of the RC, may attend RC

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meetings at the invitation of either Party with the prior approval of the other Party, which approval shall not be unreasonably withheld.
2.8	Minutes of RC Meetings. The RC shall keep accurate minutes of its deliberations, which record all proposed decisions and all actions recommended or taken. Drafts of minutes shall be delivered to the Co- Chairs of the RC within twenty (20) days after any meeting. The Party hosting the meeting shall be responsible for the preparation and circulation of the draft minutes. Draft minutes shall be edited by the Co-Chairs and shall be issued in final form within twenty (20) days only with the approval and agreement of the Co-Chairs as evidenced by their written approval of the minutes.
2.9	Research Committee Decisions. At each RC meeting, at least two (2) members appointed by each Party present in person or by telephone shall constitute a quorum and decisions shall be made by majority vote. Each RC member shall have one vote on all matters before the RC, provided that the member or members of each Party present at an RC meeting shall have the authority to cast the votes of any of such Party’s members on the RC who are absent from the meeting. Notwithstanding the foregoing, the objective of the Parties to this Agreement is that decisions of the RC shall be made by consensus. However, except as otherwise set forth herein, in the event that the RC is unable to resolve any matter before it as set forth above, such matter shall be referred to the senior management of CENTOCOR and MORPHOSYS to attempt a mutually agreeable resolution. If such resolution is unattainable within thirty days (30) days, the matter shall be resolved consistent with […***…] position, provided that if such matter in dispute would result in additional expense by […***…], then […***…] agrees to pay or reimburse […***…] for such additional expense.
2.10	Expenses. MORPHOSYS and CENTOCOR or an Affiliate shall each bear all expenses of their respective RC members related to their participation on the RC and attendance at RC meetings.

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2.11	Exclusivity and Non-Exclusive Use of MORPHOSYS Technology. MORPHOSYS and CENTOCOR hereby acknowledge that, subject to CENTOCOR’s right of first refusal, pursuant to Section 3.12, to maintain a Commercial Therapeutic License, MORPHOSYS may grant rights to utilize MORPHOSYS’ technology with respect to the development and commercialization of products directed to any Target to any other party prior to CENTOCOR’s request for any such commercial license. Furthermore, MORPHOSYS shall have the right, alone or in conjunction with a third party, to utilize MORPHOSYS’ technology with respect to any Target not selected by CENTOCOR as a Commercial Target under Section 3.3(a). Furthermore, MORPHOSYS shall have the right to grant to third parties non-exclusive licenses to MORPHOSYS’ technology for research purposes.
2.12	Research Audit. MORPHOSYS shall maintain complete and accurate records tracking the number of FTEs carrying out the Research Collaboration. During the Research Term and for one year thereafter, upon CENTOCOR’s reasonable request, MORPHOSYS shall make such records available no more than twice a year during normal business hours for examination at CENTOCOR’s expense for the sole purpose of verifying for CENTOCOR whether or not MORPHOSYS is using the required number of FTEs to carry out the Research Collaboration as specified in the Research Plan.

3. TARGET SELECTION AND GRANT OF RIGHTS

3.1	Timing for Therapeutic and Non-Therapeutic License Requests.
(a)	Therapeutic Projects. CENTOCOR shall submit a license request in accordance with Section 3.4 in such a way that it obtains a Commercial Therapeutic License under Section 3.3(a) for any Target no later than before such Target is added to the Research Collaboration.

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(b)	Non-Therapeutic Projects. CENTOCOR shall submit a license request in accordance with Section 3.4 in such a way that it obtains:
(1)	a Commercial Small Molecule License under Section 3.3(b) no later than the commencement of the first clinical trial phase in which a small molecule otherwise covered by such license is used.
(2)	a Clinical Monitoring License under Section 3.3(c) no later than the commencement of the first clinical trial phase in which a Licensed Clinical Monitoring Antibody otherwise covered by such license is used.
(3)	a Commercial In-Vitro Diagnostic License under Section 3.3(d) at the later of (i) the commencement of production for commercial sale of a Licensed In-Vitro Diagnostic Antibody Product otherwise covered by such license, and (ii) in case a clinical trial is required for such Product, commencement of the first clinical trial phase which is carried out for obtaining regulatory approval for such Licensed In-Vitro Diagnostic Antibody Product otherwise covered by such license.
(4)	a Commercial In-Vivo Diagnostic License under Section 3.3(e) no later than the commencement of the first clinical trial phase for any Licensed In-Vivo Diagnostic Antibody Product otherwise covered by such license.
3.2

Research License to CENTOCOR. MORPHOSYS hereby grants to CENTOCOR and its Affiliates a worldwide, non-exclusive, royalty-free research license, under MORPHOSYS Patent Rights and MORPHOSYS’ interests in MORPHOSYS Transferred Technology and HuCAL Antibody Transferred Technology, during the Research Term, to the extent necessary for CENTOCOR or an Affiliate to utilize HuCAL Antibody Transferred Technology to conduct research in the Field reasonably related to the Research Collaboration. Such research license shall be personal to CENTOCOR and its Affiliates; shall be non-sublicensable;

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and shall not include the right to utilize any MORPHOSYS Transferred Technology or HuCAL Antibody Transferred Technology to perform HuCAL Antibody development, screening, engineering or optimization as a contract service for any third party and shall not include the right to utilize HuCAL Antibodies or MORPHOSYS Transferred Technology in a high-throughput screen, or to use such antibodies in a product for sale or in a clinical setting, whether as the product to be studied or used as a monitoring tool.
3.3	Commercial and Clinical Monitoring License Grants
(a)	For each Commercial Target listed on an executed copy of Appendix 3.3, and for which a “Commercial Therapeutic License” has been elected in accordance with Section 3.4, MORPHOSYS grants to CENTOCOR and its Affiliates, under MORPHOSYS Patent Rights and MORPHOSYS’ interests in MORPHOSYS Transferred Technology and HuCAL Antibody Transferred Technology: a worldwide, exclusive, royalty-bearing license, to make, have made, use, have used, sell, have sold, offer for sale, have offered for sale, distribute or have distributed, import, have imported, export or have exported, Licensed Therapeutic Antibody Products specific for such Commercial Target within the Field (“Commercial Therapeutic License”). Unless terminated pursuant to Section 3.7(c), 3.12, 5.1(b) or 5.1(c), or Article 9, such license shall be perpetual, but shall convert to a non-exclusive license at such time as no royalty on the sale of Licensed Therapeutic Antibody Products covered by the Commercial Therapeutic License is any longer due to MORPHOSYS.
(b)

For each Commercial Target listed on an executed copy of Appendix 3.3, and for which a “Commercial Small Molecule License” has been elected in accordance with Section 3.4, MORPHOSYS grants to CENTOCOR and its Affiliates, under MORPHOSYS Patent Rights and MORPHOSYS’ interests in

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MORPHOSYS Transferred Technology and HuCAL Antibody Transferred Technology: a worldwide, non-exclusive, royalty-free license to make and use Licensed Screening Antibodies specific for such Commercial Target for high throughput screening to identify Licensed New Molecular Entity Products in the Field (“Commercial Small Molecule License”). Such license shall be perpetual unless terminated pursuant to Article 9.
(c)	For each Commercial Target listed on an executed copy of Appendix 3.3, and for which a “Clinical Monitoring License” has been elected in accordance with Section 3.4, MORPHOSYS grants to CENTOCOR and its Affiliates, under MORPHOSYS Patent Rights and MORPHOSYS’ interests in MORPHOSYS Transferred Technology and HuCAL Antibody Transferred Technology; a worldwide, non-exclusive, royalty-free license to make and use Licensed Clinical Monitoring Antibodies specific for such Commercial Target for clinical monitoring in the Field (”Clinical Monitoring License”). Such license shall be perpetual unless terminated pursuant to Article 9.
(d)

For each Commercial Target listed on an executed copy of Appendix 3.3, and for which a “Commercial In-Vitro Diagnostic License” has been elected in accordance with Section 3.4, MORPHOSYS grants to CENTOCOR and its Affiliates, under MORPHOSYS Patent Rights and MORPHOSYS’ interests in MORPHOSYS Transferred Technology and HuCAL Antibody Transferred Technology: a worldwide, non-exclusive, royalty-bearing license, to make, have made, use, have used, sell, have sold, offer for sale, have offered for sale, distribute or have distributed, import, have imported, export or have exported, Licensed In-Vitro Diagnostic Antibody Products specific for such Commercial Target within the Field (“Commercial In-Vitro Diagnostic License”). Unless terminated pursuant to Article 9, such

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license shall be perpetual, and shall convert to a non-exclusive royalty-free license at such time as no royalty on the sale of Licensed In-Vitro Diagnostic Products covered by the Commercial In-Vitro License is any longer due to MORPHOSYS.
(e)	For each Commercial Target listed on an executed copy of Appendix 3.3, and for which a “Commercial In-Vivo Diagnostic License” has been elected in accordance with Section 3.4, MORPHOSYS grants to CENTOCOR and its Affiliates, under MORPHOSYS Patent Rights and MORPHOSYS’ interests in MORPHOSYS Transferred Technology and HuCAL Antibody Transferred Technology: a worldwide, non-exclusive, royalty-bearing license, to make, have made, use, have used, sell, have sold, offer for sale, have offered for sale, distribute or have distributed, import, have imported, export or have exported, Licensed In-Vivo Diagnostic Antibody Products specific for such Commercial Target within the Field (“Commercial In-Vivo Diagnostic License”). Unless terminated pursuant to Article 9, such license shall be perpetual, and shall convert to a non-exclusive royalty-free license at such time as no royalty on the sale of Licensed In-Vivo Diagnostic Products covered by the Commercial In-Vivo Diagnostic License is any longer due to MORPHOSYS.
3.4

Commercial License Election. CENTOCOR shall request each and every license under Section 3.3 in accordance with this Section 3.4. Under this Agreement, during the period between the Effective Date of the Research and License Agreement (December 29, 2000) and ninety (90) days after expiration of the Research Term, CENTOCOR and its Affiliates shall have the right to have granted by MORPHOSYS a maximum of: (i) […***…] Commercial Therapeutic Licenses less the number of commercial therapeutic licenses elected under Section 3.3(a) of the Restated and Amended Subscription and License Agreement executed concurrently with this Agreement; (ii) […***…] Commercial In-

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Vitro Diagnostic Licenses less the number of commercial in-vitro diagnostic licenses elected under Section 3.3(d) of the Restated and Amended Subscription and License Agreement executed concurrently with this Agreement and (iii) […***…] Commercial In-Vivo Diagnostic Licenses less the number of commercial in-vivo diagnostic licenses elected under Section 3.3(e) of the Restated and Amended Subscription and License Agreement executed concurrently with this Agreement.
(a)	During the Research Term, if CENTOCOR wishes or is required to receive a Section 3.3 license that covers the utilization of a HuCAL Antibody specific for a Target, then CENTOCOR shall submit to MORPHOSYS a license request on a copy of Appendix 3.3, specifying: (i) the proposed Target (and, for licenses requested pursuant to Section 3.3(b) or 3.3(c), the specific Licensed New Molecular Entity Product / Licensed Screening Antibody or Licensed Clinical Monitoring Antibody) in as much detail as is reasonably possible that CENTOCOR wishes to be the subject of such Commercial License; and (ii) the type of license desired under Section 3.3, in the event that such Target is available for licensing (“Commercial License Request”).
(b)	MORPHOSYS shall provide a written notice to CENTOCOR as promptly as possible, but in no event later than sixty (60) days, after any Commercial License Request, specifying whether or not the requested license is available (“Commercial License Response”). Provided: (i) that MORPHOSYS is not prohibited from granting the requested license covering such Target by a written agreement with a third party in effect at the time of receipt of the Commercial License Request and (ii) that MORPHOSYS was not, at the time of receipt of the Commercial License Request, conducting a bona fide internal product discovery or development program relating to such Target in the Field (as evidenced by written records), MORPHOSYS and CENTOCOR shall execute a copy of

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Appendix 3.3 attached hereto and such Target shall, retroactively upon the day of the Commercial License Request, become a Commercial Target and be automatically licensed to CENTOCOR as specified in the respective paragraph of Section 3.3 of this Agreement and CENTOCOR shall pay the requisite fee under Section 5.1(a).
3.5	Sublicenses. CENTOCOR and its Affiliates shall have the right to grant licenses or sublicenses to all or any portion of its rights, subject to any limitations contained therein, under any license granted pursuant to Section 3.3(a), 3.3(d) or 3.3(e) herein to a Sublicensee, for the purposes of making, having made, using, having used, offering to sell, selling, having sold, distribute or have distributed, importing, having imported, exporting or having exported, any Licensed Product; provided, however, that CENTOCOR shall remain obligated to ensure payment of all relevant royalty and milestone obligations as set forth in Article 5. CENTOCOR shall have the right to sublicense Licensed New Molecular Entity Products to a third party, but shall not have the right to sublicense such third party to use a Licensed Screening Antibody for a high-throughput screening assay without the prior written consent of MORPHOSYS, such consent to not be unreasonably withheld. CENTOCOR shall not have the right to sublicense any rights granted pursuant to Section 3.2, 3.3(b) and 3.3(c).
3.6	Limitations on Use. In consideration of the rights granted to CENTOCOR and its Affiliates herein, CENTOCOR and its Affiliates agree that they shall not utilize any HuCAL Antibody Transferred Technology in connection with the commercial development or commercialization of products unless CENTOCOR or its Affiliate has also obtained the appropriate license under Section 3.3. In addition, CENTOCOR and its Affiliates shall not use the MORPHOSYS Transferred Technology for any purpose other than internal research applications using HuCAL Antibodies in in-vitro assays or in-vivo animal models.

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3.7	Diligence.
(a)	CENTOCOR agrees to propose and obtain a total of at least four (4) new Commercial Therapeutic Licenses hereunder during the period that consists of the last three Agreement Years of the Research Term (i.e., the Agreement Years ending on December 29, 2005; December 29, 2006; and December 29, 2007).
(b)

For each Commercial Therapeutic License granted under Section 3.3(a), CENTOCOR, or an Affiliate or a Sublicensee designated to pursue the development of a Licensed Therapeutic Antibody Product, shall use Commercially Reasonable Efforts to develop one or more Licensed Therapeutic Antibody Products. “Commercially Reasonable Efforts” shall mean that one or more Licensed Products covered by each Commercial Therapeutic License are in “Active Development”, defined as that at any given time during development, CENTOCOR or its Affiliate or its Sublicensee will be diligently engaging in one or more of the following activities relating to the development of a Licensed Product: formulation development, study/protocol design, efforts relating to obtaining protocol approval by applicable institutional review board of relevant regulatory authority or administration, patient recruitment, patient treatment, data analysis, report writing for any clinical trial, regulatory filing preparation, pricing or marketing approval preparation, submission to or awaiting review or approval by a regulatory authority or administration, manufacturing or process development, manufacturing scale up, validation or preparation, preclinical or in vitro characterization and go/no go decision awaited from a formal research and development committee within CENTOCOR, an Affiliate or an oversite Johnson and Johnson management committee to initiate any of the preceding activities, wherein said Active Development is occurring for at least one Licensed Therapeutic Antibody Product with respect

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to each license granted under Section 3.3(a). CENTOCOR shall be deemed to be diligently exercising such Commercially Reasonable Efforts with respect to each Section 3.3(a) license if CENTOCOR, or an Affiliate or any Sublicensee is in such Active Development; otherwise, MORPHOSYS shall be permitted to pursue its rights under Section 9.3. For each license granted to CENTOCOR under Section 3.3(a) for which the fee under Section 5.1(b) has been paid, CENTOCOR shall provide to MORPHOSYS, upon written request, a development summary report covering (i) the past six (6) months of development activity, which can include meeting minutes from CENTOCOR research committee meetings or additional reports; and (ii), to the extent available, an estimated development plan for the forthcoming six (6) months.
(c)	If the Success Criteria for antibodies directed to a Target selected as a Commercial Target are not met within a reasonable time, CENTOCOR, through the RC, shall have the right to remove such Target from the status of a Commercial Target, at which time any license(s) granted under Section 3.3 covering such Commercial Target shall immediately and automatically revert to MORPHOSYS.

3.8	Third Party Covenants-Not-To-Sue
(a)

XOMA Covenant. Subject to the limitations contained therein, MORPHOSYS hereby grants to CENTOCOR and those Affiliates agreeing to the requirements set forth in this Section 3.8(a) the benefits of the covenant-not-to-sue (“XOMA Covenant”) under a license agreement between MORPHOSYS and XOMA IRELAND LIMITED (“XOMA License Agreement”), with regard to the “Patent Rights” listed in Schedule 1.17 of the XOMA License Agreement, to the extent necessary to permit CENTOCOR and such Affiliates to practice any licenses granted by MORPHOSYS to CENTOCOR hereunder . The benefits of the XOMA Covenant shall be personal

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to CENTOCOR and its Affiliates (as the case may be) and non-sublicensable or further conveyable, and shall not include the right to commercialize any products under XOMA’s patent rights. CENTOCOR and any Affiliate wishing to receive the benefits of the XOMA Covenant hereby acknowledge that each has read the redacted copy of the XOMA License Agreement that is appended hereto as Appendix 1.51, and CENTOCOR and any Affiliate wishing to benefit from the XOMA Covenant agree to abide by the provisions contained therein. In particular, CENTOCOR and such Affiliates agree that each shall abide by each of the provisions under Sections 2.4(b)(i) through 2.4(b)(iv) of the XOMA License Agreement, and CENTOCOR, its Affiliates and MORPHOSYS hereby agree that XOMA shall be an intended third party beneficiary with respect to such agreement to abide by such provisions. CENTOCOR acknowledges, on its own behalf and on behalf of its Affiliates, that the benefits under the XOMA Covenant are limited by the exclusions set forth in Section 2.3 of the XOMA License Agreement. CENTOCOR will notify MORPHOSYS of each Affiliate desiring access to the XOMA Covenant.
(b)

CAT Covenant. MORPHOSYS hereby grants to CENTOCOR and its Affiliates the benefits of the covenant-not-to-sue (“CAT Covenant”) under the CAT Framework Agreement, with regard to the “CAT Patent Rights” described in Appendix 3.02 of the CAT Framework Agreement, in order to permit CENTOCOR to practice any licenses granted by MORPHOSYS to CENTOCOR hereunder. CENTOCOR hereby acknowledges that it has read the redacted copy of the CAT Framework Agreement that is appended hereto as Appendix 3.8(b). MORPHOSYS makes no representations that the benefits of the CAT Covenant shall extend to CENTOCOR or any Affiliate who: (i) modifies the heavy chain complementarity determining region 3 of a HuCAL Antibody; (ii) displays HuCAL

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Antibodies on filamentous bacteriophage, wherein such HuCAL Antibody is genetically fused to a bacteriophage surface component; (iii) conducts ribosome or polysome display with regard to any HuCAL Antibody; or (iv) enters into a “Challenge of a CAT Patent Right” (as such term is defined in Section 3.07(c) of the CAT Framework Agreement).

3.9        Covenant Not to Sue by CENTOCOR. CENTOCOR hereby covenants that it shall not assert, nor shall it permit any third party that obtains a right to enforce any HuCAL Antibody Patent Rights to assert, a claim of infringement under any HuCAL Antibody Patent Rights against MORPHOSYS or any MORPHOSYS Licensee,

3.9.1	with respect to the utilization, development and/or commercialization of
3.9.1.1	antibodies developed for any purpose through the use of MORPHOSYS’ technologies, which antibodies bind a Target that had never been covered by an exclusive Commercial Therapeutic License granted to CENTOCOR; and
3.9.1.2
3.9.1.2.1	one antibody and related backup antibody candidates developed for therapeutic purposes through the use of MORPHOSYS’ technologies, and
3.9.1.2.2	antibodies developed for non-therapeutic purposes through the use of MORPHOSYS’ technologies,

which antibody or antibodies (in both scenarios 3.9.1.2.1 and 3.9.1.2.2 herein) bind a Target that had been covered by an exclusive Commercial Therapeutic License granted to CENTOCOR; and

3.9.1.3	antibodies for research purposes

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3.9.2	but only to the extent, and so long as, such antibodies
3.9.2.1 (in	scenarios 3.9.1.1, 3.9.1.2, and 3.9.1.3 have been developed independently from the Research Collaboration or any antibody developed thereunder, and
3.9.2.2 (in	scenarios 3.9.1.1 and 3.9.1.2) do not meet the Success Criteria that may have been set for one or more HuCAL Antibodies that bind to a Commercial Target, regardless of whether such antibodies bind to such Target;
3.9.2.3 provided,	however, for any antibody fulfilling the criteria under Section 3.9.2.1, but not the criteria under Section 3.9.2.2, CENTOCOR agrees to negotiate in good faith access to all necessary HuCAL Antibody Patent Rights, taking into consideration, for example, whether and the extent to which such antibody would compete with a Licensed Product covered by such Commercial Therapeutic License.
3.10	Transferred Targets.
(a)

MORPHOSYS shall permit CENTOCOR to request optimization of antibodies that are selected from or otherwise derived from the MORPHOSYS HuCAL GOLD Library and generated by CENTOCOR under the Restated and Amended Subscription and License Agreement executed concurrently with this Agreement, which antibodies are directed against one or more Targets (each a “Transferred Target”), provided that CENTOCOR concurrently selects, in accordance with Section 3.4, a license under Section 3.3(a), 3.3(d) or 3.3(e) covering such Transferred Target; provided, however, that no such Transferred Target shall count towards the minimum number of Commercial Therapeutic Targets required under Section 3.7(a); and

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nothing in this Section 3.10(a) shall affect the maximum number of Commercial Therapeutic Licenses that may be granted under this Agreement. In addition, no optimization work done by MORPHOSYS hereunder with respect to antibodies generated against a Transferred Target shall count towards the minimum number of FTEs required under Section 4.3 hereof. Furthermore, the Research Committee shall agree on a Research Plan, pursuant to Article 2 hereof, for any Transferred Target.
(b)	For the sake of clarity, once a Transferred Target has been elected and approved as Commercial Therapeutic Target (under the terms and conditions of Section 3.4 hereof), then CENTOCOR shall be obligated to pay respective fees, milestones and royalties according to Articles 4 and 5 of this Agreement for the development of antibodies against said Transferred Target. CENTOCOR shall NOT be obligated, however, to pay fees, milestones and royalties under the terms of the Subscription Agreement for any Target meeting the definition of a Transferred Target under this Agreement as amended, provided that CENTOCOR is paying similar fees, milestones and royalties for such optimized antibodies that have been generated against said Transferred Target according to this Agreement.
3.11	Forbearance.
(a)	For so long as CENTOCOR possesses a Commercial Therapeutic License covering a Commercial Target, MORPHOSYS shall not enter into a program with a third party with the intent to develop therapeutic antibody products that binds and neutralizes the same Commercial Target.
(b)

At no time shall MORPHOSYS (i) develop, commercialize, transfer or out-license to a third party any HuCAL Antibody Technology made under this Agreement or the Subscription Agreement or CENTOCOR Technology or (ii) utilize any Confidential Information of CENTOCOR or CENTOCOR Technology to generate an antibody on its own behalf

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or on behalf of any party other than CENTOCOR without the express written authorization of CENTOCOR. For the sake of clarity, nothing in this Section 3.11 shall prevent MORPHOSYS from developing, commercializing, transferring or out-licensing to a third party an antibody or antibody fragment based on an antibody isolated from a MORPHOSYS HuCAL library, unless such antibody has been isolated (x) pursuant to the Research Plan or (y) pursuant to the Subscription Agreement and which antibody has been transferred to MORPHOSYS by CENTOCOR or an Affiliate.
3.12	Right of First Refusal. If MORPHOSYS receives a bona fide third party written request for a commercial license that overlaps with a Commercial Therapeutic License that (i) has not yet been the subject of a payment by CENTOCOR under Section 5.1(a)(i)(B) or 5.1(b) (“Third Party Request”), then MORPHOSYS shall submit to CENTOCOR a letter certifying that such Third Party Request exists, along with a description of the particular Commercial Target. If CENTOCOR responds within fifteen (15) days to such written certification by agreeing to pay a fee of […***…] within six (6) months of receipt by CENTOCOR of such written certification, then CENTOCOR shall maintain the Commercial Therapeutic License, which shall not be subject to any further Third Party Request, provided that such […***…] fee shall be fully creditable against any future fee under Section 5.1(b) relating to such Commercial Therapeutic License. If, however, CENTOCOR does not so agree, then such Commercial Target shall be de-listed from Appendix 3.3 and such Commercial Therapeutic License shall, retroactively with effect of the date of receipt of the Third Party Request, immediately and automatically revert to MORPHOSYS, with no additional fees due to MORPHOSYS, with respect to such reverted Commercial Therapeutic License.
3.13

Extended Research License. Subject to Section 9.4(a), at the end of the Research Term, to the extent it wishes to do so, CENTOCOR shall be permitted to retain and use, on an annual basis for up to […***…]

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thereafter, any and all copies of all HuCAL Antibody(ies) that (i) have been delivered to CENTOCOR under the Research Plan and (ii) that is/are not covered by a license under Section 3.3, solely for research purposes and on the terms provided in Section 4.5 (“Extended Research License”).
3.14	Improvement License. To the extent legally possible, CENTOCOR assigns to MORPHOSYS CENTOCOR’S interests, if any, in any improvements made by CENTOCOR to the portion of the MORPHOSYS Transferred Technology, that specifically pertain to the general operation or use of the MORPHOSYS Technology or improved versions thereof later developed, including any novel protocols or screening methods relating thereto developed by CENTOCOR (“Improvements”), solely to the extent necessary to allow MORPHOSYS, on its own behalf and on behalf of MORPHOSYS Licensees, to operate, utilize and improve MORPHOSYS’ technologies, including the MORPHOSYS HuCAL GOLD Library (“Improvement License”). MORPHOSYS shall be permitted to sublicense the Improvement License to MORPHOSYS Licensees. CENTOCOR shall promptly notify MORPHOSYS of the existence of any Improvements, whether CENTOCOR deems such Improvements patentable or not. For the avoidance of doubt, Improvements shall not include HuCAL Antibody Patent Rights.
3.15	Notification of MORPHOSYS Licensees. If MORPHOSYS senior management has knowledge that a MORPHOSYS Licensee is developing or commercializing an antibody derived from proprietary MORPHOSYS technology, which antibody comprises an identical variable sequence as the variable sequence of a HuCAL Antibody being developed or commercialized by CENTOCOR, an Affiliate or Sublicensee, then MORPHOSYS shall provide such MORPHOSYS Licensee with a written notification to that effect and recommend that the MORPHOSYS Licensee review the content of any patents or publicly available patent applications that MORPHOSYS has knowledge may claim the development or commercialization of such antibody.

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4. RESEARCH FEES AND SUPPORT

4.1	Up-Front License and Research Term Extension Fees.

(a)	The Parties acknowledge that CENTOCOR agreed to pay and has paid to MORPHOSYS a one-time up-front License Fee of […***…] due as of the Effective Date (December 29, 2000) and payable within forty-five (45) days after the Effective Date of this Agreement (December 29, 2000).
(b)	CENTOCOR agrees to pay to MORPHOSYS a one-time non-refundable Research Term extension fee of […***…] due as of fourth anniversary of the Effective Date (i.e., on December 29, 2004) and payable within forty-five (45) days thereof.

4.2	Annual License Fees.

(a)	The Parties acknowledge that upon each of the […***…] of the Effective Date (i.e., […***…]) during the Research Term, CENTOCOR agreed to pay and already has paid to MORPHOSYS an Annual License Fee of […***…] payable within forty-five (45) days after each such anniversary.

(b)	CENTOCOR agrees to pay Annual License Fees to MORPHOSYS of […***…] per each of the […***…] Agreement Year, payable at the end of each of such Agreement Year, at the respective anniversary of the Effective Date (i.e., on […***…]) within forty five (45) days after each such anniversary.

4.3

Research Support, Staffing and Modification. In consideration of MORPHOSYS’ performance of the research, during the Research Term, CENTOCOR will pay to MORPHOSYS pro-rated payments of […***…] per year per FTE in the staffing level as specified in the Research Plan for the relevant payment period. Payments shall be made semi-annually in advance, with the first payment being payable within forty-five (45) business days of the Effective Date of the Research and License Agreement (December 29, 2000), and thereafter, payments shall be due

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on or before each semi-annual anniversary date of the Effective Date of the Research and License Agreement (December 29, 2000). For the third year of the Agreement, the FTE cost shall be adjusted based on the aggregate appreciation of the Consumer Price Index for Munich, for all Urban Consumers (“CPI”) as published by the German Federal Bureau of Labor Statistics from the Effective Date of the Research and License Agreement (December 29, 2000) of this Agreement through the second anniversary of this Agreement. For any subsequent years, the FTE cost shall be further adjusted on a yearly basis by the appreciation in the CPI for the preceding year. CENTOCOR will fund its own activities under the Research Collaboration.

(a)            MORPHOSYS shall devote and has devoted a minimum of six (6) FTEs as the staffing level during the first Agreement Year and a minimum of four (4) FTEs during each of the second (2nd), third (3rd) and fourth (4th) Agreement Years to the Research Collaboration, unless CENTOCOR and MORPHOSYS have agreed on a change in the staffing level as provided in Section 4.4.

(b)            MORPHOSYS shall devote a minimum of nine (9) FTEs as the staffing level during the fifth (5th) Agreement Year to the Research Collaboration, unless CENTOCOR and MORPHOSYS have agreed on a change in the staffing level as provided in Section 4.4.

(c)            MORPHOSYS shall devote a minimum of seven (7) FTEs as the staffing level during each of the, sixth (6th) and seventh (7th) Agreement Years to the Research Collaboration, unless CENTOCOR and MORPHOSYS have agreed on a change in the staffing level as provided in Section 4.4.

4.4

Modification of Research Support. CENTOCOR shall, at any time during the Research Term, be entitled to increase the staffing level to become effective on the semi-annual and annual anniversary dates of the

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Effective Date of the Research and License Agreement (December 29, 2000), or to become effective on a date mutually agreed upon by the Parties, and MORPHOSYS shall make commercially reasonable efforts to increase the staffing level as per CENTOCOR’s request, provided that any such request is made at least three (3) months prior to the semi-annual anniversary date to which said request relates, or provided that the request is made on a date mutually agreed upon by the parties, and provided that CENTOCOR agrees to pay for any additional FTE(s) at a rate according to Section 4.3 as presented above. Once the staffing level is increased or decreased as permitted hereunder, it may not be decreased during the following six (6) month period without the consent of MORPHOSYS. The staffing level shall be reviewed and adjusted by the RC in accordance with this Agreement and in accordance with the agreed upon and periodically adjusted Research Plan as presented in Appendix 1.43 or agreed to by the Parties.
4.5	Extended Research License. For each of the […***…] years that CENTOCOR wishes to have the Extended Research License pursuant to Section 3.13, CENTOCOR shall pay to MORPHOSYS an annual non-refundable license fee of […***…], due on termination of the Research Term and each anniversary thereof and payable within forty-five (45) days; provided, however, that in no case shall the aggregate amount of fees due under this Section 4.5 and Section 4.3 of the Restated and Amended Subscription and License Agreement executed concurrently with this Agreement total more than […***…] in any Agreement Year.

5. Commercial License Fees, Milestones, Royalties, Third Party Obligations

5.1	Commercial and Clinical Monitoring License Fees.

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(a)	Upon the grant of each license pursuant to Section 3.3, CENTOCOR shall pay to MORPHOSYS a one time non-refundable and non-creditable fee, as set forth below:

Commercial License Type	Amount
(i) Exclusive license under Section 3.3(a) (Commercial Therapeutic License)

CENTOCOR shall choose one of the following prior to meeting the Success Criteria under the Research Plan:

(A) […***…]], in which case Section 3.12 will apply; or

(B) […***…], in which case Section 3.12 will not apply

(ii) Non-exclusive license under Section 3.3(b) for a first Commercial Target (Commercial Small Molecule License)	[…***…]
(iii) Non-exclusive license under Section 3.3(b) for any subsequent Commercial Target (Commercial Small Molecule License)	[…***…]
(iv) Non-exclusive license under Section 3.3 (c) for a first Commercial Target (Clinical Monitoring License)	[…***…]
(v) Non-exclusive license under Section 3.3 (c) for any subsequent Commercial Target (Clinical Monitoring License)	[…***…]
(vi) Non-exclusive license under Section	[…***…]

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3.3(d) for any Commercial Target (Commercial In-Vitro Diagnostic License)
(vii) Non-exclusive license under Section 3.3(e) for any Commercial Target (Commercial In-Vivo Diagnostic License)	[…***…]

(b)	For each Commercial Therapeutic License granted to CENTOCOR hereunder, if the RC determines that one or more HuCAL Antibodies specific for the Commercial Target covered by such Commercial Therapeutic License have met the Success Criteria, then a research milestone fee of […***…] shall be due and payable within can stay in thereof. If, despite not at least one HuCAL Antibody meeting the Success Criteria, CENTOCOR determines one or more HuCAL Antibody(ies) is/are are suitable for further development, then CENTOCOR may maintain the respective Commercial Therapeutic License by paying to MORPHOSYS a fee of […***…] within […***…] after the grant of such Commercial Therapeutic License. Otherwise, the Commercial Therapeutic License shall, at the end of such […***…] period, immediately and automatically revert to MORPHOSYS.

(c)

Each Commercial Therapeutic License granted to CENTOCOR hereunder that has been the subject of a timely Section 5.1(b) payment by CENTOCOR shall extend for a period of […***…] from such Section 5.1(b) payment. If CENTOCOR, in its sole discretion, desires to maintain any of such Commercial Therapeutic Licenses, then CENTOCOR shall pay or have paid MORPHOSYS a total Commercial Therapeutic License fee of […***…] (including all fees

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due under Sections 5.1(a), 5.1(b), subject to Section 3.12, for such Commercial Therapeutic License) within […***…] from such Section 5.1(b) payment for each such Commercial Therapeutic License, at which time the Commercial Therapeutic License shall no longer be subject to termination or reversion under Section 5.1. If CENTOCOR does not timely pay the total fees due under this Section 5.1(c), then the Commercial Therapeutic License shall, at the end of such […***…] period, immediately and automatically revert to MORPHOSYS.

5.2	Milestone Payments under Exclusive Therapeutic License. Within forty-five (45) business days following the occurrence of the relevant events specified below, CENTOCOR shall make the following milestone payments to MORPHOSYS for each Licensed Therapeutic Antibody Product under Section 3.3(a):

(a)	[…***…] when CENTOCOR or an Affiliate or a Sublicensee files the first US IND or foreign equivalent for a first indication for any Licensed Therapeutic Antibody Product directed to a Commercial Target;

(b)	[…***…] when CENTOCOR or an Affiliate or a Sublicensee files the first US IND or foreign equivalent for each subsequent indication for any Licensed Therapeutic Antibody Product directed to a Commercial Target to a maximum of […***…];
(c)

[…***…] when CENTOCOR or an Affiliate or a Sublicensee commences enrollment of the first patient in the first Phase II Clinical Trial under a US IND or foreign equivalent for any Licensed Therapeutic Antibody Product directed to a Commercial Target for which a payment has been made under Section 5.2(a) or Section 5.2(b) above; provided, however, that such […***…] payment

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shall be due no later than when the milestone payment according to Section 5.2(d) becomes due for such Commercial Target;
(d)	[…***…] when CENTOCOR or an Affiliate or a Sublicensee commences enrollment of the first patient in the first Phase III Clinical Trial under a US IND or foreign equivalent for any Licensed Therapeutic Antibody Product directed to a Commercial Target for which a payment has been made under Section 5.2(a) or Section 5.2(b) above; provided, however, that such […***…] payment shall be due when CENTOCOR or an Affiliate or a Sublicensee files a first US or EU BLA (or foreign equivalent) for the first indication for such Licensed Therapeutic Antibody Product directed to such Commercial Target, where no Phase III Clinical Trial is being conducted prior to such filing.

(e)	[…***…] when CENTOCOR or an Affiliate or a Sublicensee commences enrollment of the first patient in the first Phase III Clinical Trial under each subsequent US IND or foreign equivalent for any Licensed Therapeutic Antibody Product directed to a Commercial Target for which a payment has been made under Section 5.2(a) or Section 5.2(b) above to a maximum of […***…]; provided, however, that such […***…] payment shall be due when CENTOCOR or an Affiliate or a Sublicensee files each subsequent US or EU BLA (or foreign equivalent) for such Licensed Therapeutic Antibody Product directed to such Commercial Target, where no Phase III Clinical Trial is being conducted prior to such filing.

(f)	[…***…] when CENTOCOR or an Affiliate or a Sublicensee files a first US or EU BLA filing or foreign equivalent for first indication any Licensed Therapeutic Antibody Product directed to a Commercial Target;

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(g)	[…***…] when CENTOCOR or an Affiliate or a Sublicensee files a first US or EU BLA filing for any subsequent indication any Licensed Therapeutic Antibody Product directed to a Commercial Target to a maximum of […***…];

(h)	[…***…] when CENTOCOR or an Affiliate or a Sublicensee receives a first FDA or EU approval for a first indication for any Licensed Therapeutic Antibody Product directed to a Commercial Target; and

(i)	[…***…] when CENTOCOR or an Affiliate of a Sublicensee receives a first FDA or EU approval for any subsequent indication for any Licensed Therapeutic Antibody Product directed to a Commercial Target to a maximum of […***…].

5.3	Milestone Payments under New Molecular Entity Non-Exclusive License. Within forty-five (45) business days following the occurrence of the relevant events specified below, CENTOCOR shall make the following milestone payments to MORPHOSYS for each Licensed New Molecular Entity Product:

(a) […***…] when CENTOCOR or an Affiliate or Sublicensee files the first US IND or foreign equivalent for any Licensed New Molecular Entity Product directed to a Commercial Target;

(b) […***…] when CENTOCOR or an Affiliate or Sublicensee commences enrollment of the first patient in the first Phase III Clinical Trial for any Licensed New Molecular Entity Product directed to a Commercial Target; and

(c) […***…] when CENTOCOR or an Affiliate or Sublicensee receives the first FDA or EU approval for any Licensed New Molecular Entity Product directed to a Commercial Target.

5.4 Milestone Payments under Clinical Monitoring Non-Exclusive

License. Within forty-five (45) business days following the occurrence of

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the relevant events specified below, CENTOCOR shall make the following milestone payments to MORPHOSYS for each Licensed Clinical Monitoring Antibody

(a) […***…] when CENTOCOR or an Affiliate commences enrollment of the first patient in the first Phase III Clinical Trial for any Licensed Clinical Monitoring Antibody directed to a Commercial Target.

(b) […***…] when CENTOCOR or an Affiliate receives first FDA or EU approval for any Licensed Clinical Monitoring Antibody directed to a Commercial Target.

(c) Milestone payments under Section 5.4(a) and (b) will be reduced by […***…] in the event that (i) a Licensed Clinical Monitoring Antibody is used in clinical settings together with a Licensed Therapeutic Antibody Product and (i) both the Licensed Therapeutic Antibody Product and the Licensed Clinical Monitoring Antibody are directed against the same Commercial Target.

5.5	Milestone Payments under Diagnostic non-exclusive License.

5.5.1	Commercial In-Vitro Diagnostic License.

(a)	[…***…] for each Commercial Target at the later of (i) when CENTOCOR or an Affiliate or a Sublicensee commences production for commercial sale of the first Licensed In-Vitro Diagnostic Antibody Product, and (ii) in case a clinical trial is required for such product, when CENTOCOR or an Affiliate or a Sublicensee files for regulatory approval of the first Licensed In-Vitro Diagnostic Antibody Product.

(b)	[…***…] for each Commercial Target when CENTOCOR or an Affiliate or a Sublicensee achieves annual Net Sales of more than […***…] for the first Licensed In-Vitro Diagnostic Antibody Product.

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5.5.2	Commercial In-Vivo Diagnostic License.

(a)	[…***…] for each Commercial Target when CENTOCOR or an Affiliate or a Sublicensee commences a Phase III clinical trial (or foreign equivalent) in the first indication in any country for the first Licensed In-Vivo Diagnostic Antibody Product for commercial sale;

(b)	[…***…] for each Commercial Target when CENTOCOR or an Affiliate or a Sublicensee first receives FDA or EU (or equivalent foreign regulatory agency) approval in the first indication in any country of the first Licensed In-Vivo Diagnostic Antibody Product for commercial sale.

5.6	Royalties on Licensed Therapeutic Antibody Products. CENTOCOR shall pay to MORPHOSYS a royalty on Net Sales for each Licensed Therapeutic Antibody Product until the later of (i) on a country-by-country basis, the expiration of the last patent in such country having a Valid Claim covering such Licensed Therapeutic Antibody Product; and (ii) on a country-by-country basis, twelve (12) years from the First Commercial Sale of such Licensed Therapeutic Antibody Product in such country, as follows:

Net Sales in Calendar Year	Royalty Rate
(a) For each Licensed Therapeutic Antibody Product for sales amounts in a Calendar Year up to […***…]	[…***…]	%
(b) For each Licensed Therapeutic Antibody Product for sales amounts in a Calendar Year between […***…] and […***…]	[…***…]	%

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(c) For each Licensed Therapeutic Antibody Product for sales amounts in a Calendar Year over […***…]	[…***…]	%

5.7	CENTOCOR shall pay to MORPHOSYS a royalty of […***…] of Net Sales for each Licensed In-Vitro Diagnostic Antibody Product and each Licensed In-Vivo Diagnostic Antibody Product until the later of (i) on a country-by-country basis, the expiration of the last patent in the such country having a Valid Claim covering such Licensed In-Vitro Diagnostic Antibody Product and/or Licensed In-Vivo Diagnostic Antibody Product (as the case may be); and (ii) on a country-by-country basis, twelve (12) years from the First Commercial Sale of such Licensed In-Vitro Diagnostic Antibody Product and/or In-Vivo Diagnostic Antibody Product (as the case may be) in such country.

5.8

        Third Party Payments. MORPHOSYS will be responsible for license fees and milestone and royalty payments owed to XOMA Ireland Limited (“XOMA”), Cambridge Antibody Technology LTD (“CAT”) and The Johns Hopkins University (“JHU”), to the extent that the patent rights are accessed through (i) the XOMA License Agreement, (ii) the CAT Framework Agreement, and (iii) the JHU License Agreement. In the event that CENTOCOR is required to obtain other third party licenses, either directly from such third party or a licensee of such third party, then CENTOCOR shall have the responsibility to obtain such licenses and CENTOCOR shall pay all relevant payments under such licenses; provided, however, if, after the Effective Date of the Research and License Agreement (December 29, 2000), MORPHOSYS has identified any third party technology deemed reasonably necessary for CENTOCOR to engage in the general operation and use of MORPHOSYS Technology or HuCAL Antibody Technology, then MORPHOSYS will use reasonable

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efforts to notify CENTOCOR before entering into any written agreement with such third party that would allow MORPHOSYS to license such technology to CENTOCOR (or grant CENTOCOR access to the technology in the form of a covenant-not-to-sue or similar means), so that CENTOCOR can recommend to MORPHOSYS the terms under which MORPHOSYS might access and pass such third party technology to CENTOCOR. MORPHOSYS will cooperate with CENTOCOR and will use reasonable efforts to access such third party technology on terms recommended by CENTOCOR. CENTOCOR shall not be entitled to credit any royalties paid by CENTOCOR to a third party against royalties due to MORPHOSYS pursuant to Section 5.6 or 5.7.

5.9	Payment Terms

(a)	Royalty payments shall be made to MORPHOSYS in EUROs quarterly within forty-five (45) days following the end of each calendar quarter for which royalties are due. Each royalty payment shall be accompanied by a report summarizing the total Net Sales for each Licensed Product during the relevant three-month period and the calculation of royalties, if any, due thereon pursuant to this Article 5.
(b)

All royalties shall be payable in full to the bank designated by MORPHOSYS in EUROs, regardless of the countries in which sales are made.    For the purpose of computing Net Sales for Licensed Products sold in a currency other than EUROs, such currency shall be converted into EUROs using the average of the exchange rate for the purchase of Euros reported in the Wall Street Journal on each of the four days including the first business day of the calendar quarter, and the last business day for each of the three months of the calendar quarter to which such royalty payments relate.    If at any time legal restrictions prevent the prompt remittance of any royalties owed on Net Sales in any jurisdiction, CENTOCOR may notify MORPHOSYS and make such payments by depositing the amount thereof in local

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currency in a bank account or other depository in such country in the name of MORPHOSYS, and CENTOCOR or its Affiliate shall have no further obligations under this Agreement with respect thereto. However, it is the intent of both parties that any variance in US$ to Euro exchange rates from the Effective Date of the Research and License Agreement (December 29, 2000) throughout the life of this Agreement will be shared equally by both parties as detailed in Section 5.9(c).

(c)

The payments due under this contract shall be denominated in Euros.    However, the parties have agreed that any variance in US$ to Euro exchange rates from the Effective Date of the Research and License Agreement (December 29, 2000) through the life of the agreement will be shared equally. Therefore, payments specified in this Agreement will be payable in Euros, adjusted for US$ exchange rate variance from the Effective Date of the Research and License Agreement (December 29, 2000) to the date that is ten (10) business days prior to the payment date as follows.    For each Euro payment specified in this Agreement, two US$ equivalents shall be calculated based on The Wall Street Journal’s published exchange rates: the US$ equivalent exchange rate on the Effective Date of the Research and License Agreement (December 29, 2000) and the US$ equivalent exchange rate on the date which is ten (10) business days prior to the payment date. The average of these two US$ equivalents shall be calculated as follows: the US$ equivalent calculated at the exchange rate on the date which is ten (10) business days prior to the payment date and the US$ equivalent calculated at the exchange rate on the Effective Date of the Research and License Agreement (December 29, 2000) shall be added together and the sum divided by two (2).    This calculated average US$ equivalent shall be converted to Euros at the applicable exchange rate published in The Wall Street Journal on the date which

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is ten (10) business days prior to the payment date, and the resulting Euro equivalent shall be payable to MORPHOSYS.

5.10	Records Retention; Audits. CENTOCOR, its Affiliates and Sublicensees shall keep for three (3) years from the date of each payment of royalties complete and accurate records of sales by CENTOCOR and its Affiliates and Sublicensees of each Licensed Product in sufficient detail to allow the accruing royalties to be determined accurately. MORPHOSYS shall have the right for a period of three (3) years after receiving any report or statement with respect to royalties due and payable to appoint an independent certified public accountant reasonably acceptable to CENTOCOR to inspect the relevant records of CENTOCOR and its Affiliates and Sublicensees to verify such report or statement. CENTOCOR and its Affiliates and Sublicensees shall each make its records available for inspection by such independent certified public accountant during regular business hours at such place or places where such records are customarily kept, upon reasonable notice from MORPHOSYS, solely to verify the accuracy of the reports and payments. Such inspection right shall not be exercised more than once in any calendar year nor more than once with respect to sales of any Licensed Product in any given payment period. MORPHOSYS agrees to hold in strict confidence all information concerning royalty payments and reports, and all information learned in the course of any audit or inspection, except to the extent necessary for MORPHOSYS to reveal such information in order to enforce its rights under this Agreement or if disclosure is required by law, regulation or judicial order. The results of each inspection, if any, shall be binding on both Parties. MORPHOSYS shall pay for such inspections, except that in the event there is any upward adjustment in aggregate royalties payable for any year shown by such inspection of more than […***…] of the amount paid, CENTOCOR shall pay for such inspection.

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6. TREATMENT OF CONFIDENTIAL INFORMATION

6.1     Confidential Information. During the Term of this Agreement, each Party may disclose to the other Party proprietary information, materials and technical and business information, including but not limited to MORPHOSYS Technology, CENTOCOR Technology, HuCAL Antibody Technology (including HuCAL Antibodies), and Licensed Products (collectively, “Confidential Information”). For a period of ten (10) years after the receipt of any such Confidential Information, except as expressly permitted hereunder, the receiving Party shall keep confidential all such Confidential Information of the other Party and will not disclose such Confidential Information of the other Party to third parties by publication or otherwise. Each Party further agrees not to use Confidential Information of the other Party for any purpose other than conducting research hereunder or exercising any rights granted to it or reserved by it hereunder. Upon any termination or expiration of this Agreement, upon request, a Party shall return to a requesting Party all copies of any of such requesting Party’s Confidential Information which is not the subject of a license granted hereunder. Notwithstanding the foregoing, it is understood and agreed that the receiving Party’s obligations of confidentiality and nonuse herein shall not apply to any information which:

(a) is, at the time of disclosure by the disclosing Party hereunder, or thereafter becomes, a part of the public domain or publicly known or available through no fault or negligence of the receiving Party or any of its Affiliates; or

(b) was otherwise in the receiving Party’s lawful possession prior to disclosure by the disclosing Party, other than under an obligation of confidentiality; or

(c) was independently discovered or developed by the receiving Party or any of its Affiliates, without use of the other Party’s Confidential Information, as can be demonstrated by competent proof; or

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(d) is lawfully disclosed to the receiving Party or any of its Affiliates on a non-confidential basis by a third party who is not in violation of an obligation of confidentiality to the disclosing Party relative to such information.

Information disclosed that is not in written or electronic form shall be subject to the terms of this Section 6.1 for a period of thirty days and shall be subject to this Section 6.1 for a continuing period only if confirmed in a writing to the other Party within forty-five (45) days of initial disclosure specifying with particularity that Confidential Information disclosed other than in written or electronic form which is to continue to be subject to the provisions of this Section 6.1. Each Party may disclose the other’s information to the extent such disclosure is reasonably necessary in (i) filing and prosecuting patent applications and maintaining patents, or (ii) filing, prosecuting or defending litigation or (iii) complying with applicable governmental regulations; provided, however, that if a Party is required to make any disclosure of the other Party’s secret or confidential information it will give reasonable advance notice to the other Party of such disclosure requirement and will use reasonable efforts to assist such other Party in efforts to secure confidential treatment of such information required to be disclosed.

6.2        Publicity. The Parties shall mutually agree on a press release announcing the execution of this Agreement. The Parties shall also be permitted hereunder to disclose the general nature of this Agreement to the extent reasonably necessary to obtain financing from third parties or potential collaborators, and to make such other disclosures as mutually agreed by the Parties. Once any written statement is approved for disclosure by both Parties, either Party may make subsequent public disclosures of the contents of such statement without the further approval of the other Party.

7. OWNERSHIP OF INTELLECTUAL PROPERTY AND TECHNOLOGY

7.1	Ownership of Intellectual Property Rights and Inventorship. MORPHOSYS Patent Rights shall be owned by MORPHOSYS; HuCAL Antibody Patent Rights and CENTOCOR Patent Rights shall be owned by

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CENTOCOR. For any inventions made under this Agreement, inventorship shall be determined in accordance with applicable inventorship laws. Despite inventorship and ownership, each Party will receive licenses to the other Party’s intellectual property as set forth in Articles 3 and 9.
7.2	Ownership of Technology. MORPHOSYS Technology and HuCAL Antibody Technology shall be owned by MORPHOSYS. CENTOCOR Technology shall be owned by CENTOCOR or an Affiliate.

8. PROVISIONS CONCERNING THE FILING, PROSECUTION, PROCUREMENT, AND ENFORCEMENT OF PATENT RIGHTS

8.1	Patent Filing, Prosecution, Cooperation.

8.1.1	CENTOCOR shall have the first right (but not the obligation) to prepare, file, prosecute, obtain and maintain patent applications and patents directed to HuCAL Antibody Transferred Technology (including HuCAL Antibodies), at its sole expense; provided, however, that if CENTOCOR decides to relinquish any patent right covered by a patent or patent application referred to in this Section 8.1.1, then CENTOCOR shall provide MORPHOSYS with adequate written notice to that effect, at which time MORPHOSYS shall have the first right to assume responsibility to file, prosecute, obtain and maintain such patent applications and patents at its sole expense, in which case CENTOCOR shall transfer any ownership interests it has in such patent rights to MORPHOSYS. MORPHOSYS shall not prepare, file or prosecute any patent applications directed to HuCAL Antibody Technology not referred to in this Section 8.1.1, without the written consent of CENTOCOR.

8.1.2	The Party not filing, prosecuting, obtaining and/or maintaining the patent applications and patents referred to in Section 8.1.1 shall keep the other Party reasonably

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informed, and such other Party shall have the right to comment, about the progress of obtaining such patent rights.

8.1.3	The Parties shall mutually agree before permitting any patent application or patent referred to in Section 8.1.1 to lapse, as well as before authorizing any amendment to any patent application or patent that would irrevocably limit the lawful scope of such rights.

8.1.4	MORPHOSYS represents that it has to the best of its ability taken all necessary steps during and prior to the term of this Agreement, to ensure the transfer of the all intellectual property/protective rights under MORPHOSYS Patent Rights and/or MORPHOSYS Technology to MORPHOSYS from the inventors or any other third parties having any rights under MORPHOSYS Technology and/or MORPHOSYS Patent Rights, including but not limited to any steps which may be necessary under the German Employee Inventorship Act (Gesetz ueber Arbeitnehmererfindungen), including but not limited to just and equitable compensation for such inventors or third parties.

8.1.5	MORPHOSYS shall have the sole right (but not the obligation) to prepare, file, prosecute, obtain and maintain patent applications and patents directed to MORPHOSYS Technology at its sole expense.

8.1.6	CENTOCOR shall have the sole right (but not the obligation) to prepare, file, prosecute, obtain and maintain patent applications and patents directed to CENTOCOR Technology at its sole expense.

8.2	Infringement.

(a) Notice of Infringement. If, during the Term of this Agreement or the term of any license hereunder, either Party learns of any infringement or threatened infringement by a third party of any MORPHOSYS Patent Rights or HuCAL Antibody Patent Rights, such Party shall promptly notify

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the other Party and shall provide such other Party with available evidence of such infringement.

(b) Infringement. CENTOCOR shall have the first right (but not the obligation), at its own expense, to bring suit (or other appropriate legal action) against a third party for any actual or suspected infringement of any HuCAL Antibody Patent Rights. If CENTOCOR does not take such action within ninety (90) days after written notice from MORPHOSYS of such infringement, MORPHOSYS shall have the right (but not the obligation), at its own expense, to bring suit against such infringement. Any amount recovered, whether by judgment or settlement, shall first be applied to reimburse the costs and expenses (including attorneys’ fees) of the Party bringing suit, then to the costs and expenses (including attorneys’ fees), if any, of the other Party. Any amounts remaining shall be allocated […***…] to the Party bringing suit and […***…] to the other Party, or shall be allocated one-half to each Party if the suit is brought jointly.

8.3	Cooperation. Each Party shall execute all papers and perform such other acts (other than monetary) as may be reasonably required to maintain any infringement suit brought in accordance with Section 8.2 above (including giving legal consent for bringing such suit, and agreeing to be named as a plaintiff or otherwise joined in such suit), and at its option and expense, may be represented in such suit by counsel of its choice. In addition, the Parties shall cooperate with each other in obtaining patent term restoration or supplemental protection certificates or their equivalents in any country in the Territory where applicable to Licensed Therapeutic Antibody Products. In the event that elections with respect to obtaining such patent term restoration, supplemental protection certificates or their equivalents are to be made, the Parties shall agree upon such elections.
8.4

No Obligation. No Party shall have any obligation to the other Party under this Agreement to pay any fees or costs: (i) for either Party’s bringing a lawsuit or other action to enforce any patents or (ii) for either

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Party’s obtaining for its own benefit independent business or legal advice concerning any patent rights.

8.5	MORPHOSYS shall have the sole right (but not the obligation), at its own expense, to bring suit (or other appropriate legal action) against a third party for any actual or suspected infringement of any MORPHOSYS Patent Rights.

8.6	CENTOCOR shall have the sole right (but not the obligation), at its own expense, to bring suit (or other appropriate legal action) against a third party for any actual or suspected infringement of any CENTOCOR Patent Rights.

9. TERM AND TERMINATION

9.1	Term. Unless earlier terminated as provided herein, the term of this Agreement shall extend from the Effective Date of the Research and License Agreement (December 29, 2000) until the later of (a) ninety (90) days following the expiration or termination of the Research Term or the Extended Research License under Section 3.13, if no commercial license under Section 3.3 has been granted to CENTOCOR by MORPHOSYS; or (b) if MORPHOSYS has granted a commercial license to CENTOCOR under Section 3.3 prior to ninety (90) days following the expiration or termination of the Research Term, the date all obligations to pay all royalties have ceased under Section 5.6 or 5.7, notwithstanding any perpetual royalty-free licenses provided under Section 3.3.

9.2	Termination for Material Breach or Bankruptcy.

(a) This Agreement and the rights and options granted herein may be terminated by either Party upon any material breach by the other Party of any material obligation or condition, effective thirty (30) days after giving written notice to the breaching Party of such termination in the case of a payment breach and sixty (60) days after giving written notice to the breaching Party of such termination in the case of any other breach, which notice shall describe such breach in reasonable detail. The foregoing notwithstanding, if such default or

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breach is cured or shown to be non- existent within the aforesaid thirty (30) or sixty (60) day period, the notice shall be deemed automatically withdrawn and of no effect. However, prior to giving any notice for breach, the Parties shall first attempt to resolve any disputes as to the existence of any breach as set forth in Section 10.14.

(b) If either Party files for protection under bankruptcy laws, makes an assignment for the benefit of creditors, appoints or suffers appointment of a receiver or trustee over its property, files a petition under any bankruptcy or insolvency act or has any such petition filed against it which is not discharged within sixty (60) days of the filing thereof, then the other Party may terminate this Agreement by notice to such Party.

9.3

Failure to Use Diligence. If CENTOCOR, an Affiliate or Sublicensee is not expending Commercially Reasonable Efforts to diligently pursue, in accordance with Section 3.7(b), the development of at least one Licensed Therapeutic Antibody Product with respect to each license granted to CENTOCOR under Section 3.3(a) hereof, then MORPHOSYS shall have the right to terminate such license. However, MORPHOSYS shall only have the right to terminate the applicable Section 3.3(a) license with respect to which MORPHOSYS asserts that at least one Licensed Therapeutic Antibody Product is not being diligently pursued in accordance with Section 3.7(b) and (i) CENTOCOR is given a […***…] prior written notice by MORPHOSYS of MORPHOSYS’ intent to terminate, stating the reasons and justification for such termination as CENTOCOR failing to expend Commercially Reasonable Efforts in accordance with Section 3.7(b), and (ii) CENTOCOR has not taken good faith commercially reasonable steps during such […***…] to expend Commercially Reasonable Efforts in accordance with Section 3.7(b), for at least one Licensed Therapeutic Antibody Product covered by such Section 3.3(a) license. In accordance with the foregoing, this Section 9.3 shall not apply

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to any Licensed Products other than Licensed Therapeutic Antibody Products.

9.4	Effect of Termination.

(a) Upon termination of this Agreement by MORPHOSYS pursuant to Section 9.2 for breach or bankruptcy or by the operation of 9.5 (where there are no further existing commercial licenses under Section 3.3): (i) CENTOCOR and its Affiliates and those 3rd parties who received antibody protein under this Agreement from CENTOCOR shall cease all uses of MORPHOSYS Transferred Technology and HuCAL Antibody Transferred Technology, as well as sales of all Licensed Products covered by the terminated license(s), and (ii) all rights included in the licenses granted by MORPHOSYS to CENTOCOR and its Affiliates hereunder shall immediately and automatically revert to MORPHOSYS. Without limiting the generality of the foregoing, all licenses and sublicenses granted by MORPHOSYS to CENTOCOR and its Affiliates hereunder shall terminate automatically; and CENTOCOR shall destroy all MORPHOSYS Transferred Technology and CENTOCOR and its Affiliates and Sublicensees shall promptly destroy all HuCAL Antibody Transferred Technology and all CENTOCOR Technology developed during the term of this Agreement, without retaining any copies of any of the foregoing.

(b) Upon termination of this Agreement by CENTOCOR pursuant to Section 9.2 for breach or bankruptcy, CENTOCOR and its Affiliates shall cease all research or commercial uses of, and destroy, all MORPHOSYS Transferred Technology and HuCAL Antibody Transferred Technology. In addition, all licenses and sublicenses granted by MORPHOSYS to CENTOCOR and its Affiliates hereunder shall terminate automatically upon any such termination; provided, however, that any commercial licenses granted by MORPHOSYS to CENTOCOR under Section 3.3 hereof prior to any such termination of this Agreement by CENTOCOR shall be maintained on the terms and conditions set forth in this Agreement at CENTOCOR’s discretion, including CENTOCOR’s

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obligations to make payments as provided in Article 5 and provided that CENTOCOR shall have the right at CENTOCOR’s discretion to continue to use any then-existing HuCAL Antibody Transferred Technology relating to such maintained commercial licenses, for internal research purposes only.

(c) Upon termination or expiration of the Research Term without CENTOCOR or an Affiliate maintaining a Commercial License, (i) MORPHOSYS shall cease all work under the Research Plan for each terminated Commercial License covering a Commercial Target and CENTOCOR and its Affiliates shall cease all uses of MORPHOSYS Transferred Technology, except to the extent such use is permitted by a license granted pursuant to Section 3.3 or 3.13, which license has not otherwise been terminated in accordance with the terms of this Agreement, and (ii) all rights granted to CENTOCOR and its Affiliates pursuant to Section 3.2 hereof shall immediately and automatically revert to MORPHOSYS. Furthermore, CENTOCOR and its Affiliates shall promptly destroy all MORPHOSYS Transferred Technology; all HuCAL Antibody Transferred Technology and all CENTOCOR Technology generated or developed on behalf of CENTOCOR or its Affiliates by MORPHOSYS during the term of this Agreement, except to the extent such use is permitted by a license granted pursuant to Section 3.3 or 3.13, which license has not otherwise been terminated in accordance with the terms of this Agreement. If there are no existing commercial licenses under Section 3.3 upon termination or expiration of the Research Term, then this Agreement shall terminate with the effect specified in Section 9.4(a).

(d) Upon termination of a commercial license pursuant to Section 9.5, the relevant Commercial Target shall be removed from Appendix 3.3 and, except as permitted by Section 3.13, all rights included in the relevant licenses granted by MORPHOSYS to CENTOCOR and its Affiliates hereunder shall immediately and automatically revert to MORPHOSYS and CENTOCOR and its Affiliates shall promptly destroy all related HuCAL Antibody Transferred Technology relevant to the Commercial Target, without retaining any copies of any of the foregoing.

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(e) Documentation. At the request of MORPHOSYS, CENTOCOR shall execute and deliver such bills of sale, assignments and licenses and other documents as may be necessary to fully vest in MORPHOSYS all right, title and interest to which it is entitled as aforesaid pursuant to Section 9.3 and 9.4.

(f) Payment Obligations. CENTOCOR shall have no obligation to make any milestone or royalty payment due under any Commercial License to MORPHOSYS that has not accrued prior to the effective date of such termination, but shall remain liable for all obligations accruing prior to termination of such Commercial License.

9.5       Termination by CENTOCOR of a Commercial License.

           9.5.1 CENTOCOR or an Affiliate may discontinue a commercial license to a Licensed Product directed to a Commercial Target at CENTOCOR’s or an Affiliate’s sole discretion at any time during the term of this Agreement by giving written notice thereof to MORPHOSYS. Such termination shall be effective six (6) months from such date of written notice of termination for each Licensed Product if currently being sold and subject to royalty payments under Article 5, or such termination shall be effective 45 days from such date of written notice for each Licensed Product not currently sold, with the consequences that all relevant licenses and sublicenses granted by MORPHOSYS to CENTOCOR hereunder with respect to the Licensed Product directed to a Commercial Target shall as of such effective date terminate automatically and shall immediately and automatically revert to MORPHOSYS, and, subject to Section 9.5.2, MORPHOSYS, CENTOCOR and its Affiliates shall promptly destroy all related HuCAL Antibody Transferred Technology relevant to the Commercial Target during the term of this Agreement, without retaining any copies of any of the foregoing.

           9.5.2 Upon termination by CENTOCOR of an exclusive license under Section 3.3(a) for a Licensed Therapeutic Antibody Product, MORPHOSYS shall have the right to negotiate with CENTOCOR an agreement that can include license fees, milestones and/or royalties for rights under

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CENTOCOR Technology and CENTOCOR Patent Rights, which can include rights under pre-clinical and/or clinical documentation developed by CENTOCOR, Affiliates, Sublicensees or other agents or partners, e.g. a Clinical Research Organization (CRO), related to a Licensed Therapeutic Antibody Product covered by the terminated commerical license.

9.6      Remedies. If either Party shall fail to perform or observe or otherwise breaches any of its material obligations under this Agreement, in addition to any right to terminate this Agreement, the non-defaulting Party may elect to obtain other relief and remedies available under law.

9.7      Surviving Provisions. Notwithstanding any provision herein to the contrary, the rights and obligations set forth in Sections 3.3 (unless terminated under Article 9)3.9, and 3.14 and Articles 6, 7, 8, 9, 10 shall survive the expiration or termination of the Term of this Agreement.

9.8      Stock on Hand. In the event this Agreement is terminated for any reason, CENTOCOR shall have the right to sell or otherwise dispose of the stock of any Licensed Product subject to this Agreement then on hand until the first anniversary of the effective date of such termination.

10. MISCELLANEOUS

10.1

MORPHOSYS Representations. MORPHOSYS represents and warrants that: (a) the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all appropriate MORPHOSYS corporate action; (b) MORPHOSYS is under no obligation which is inconsistent with this Agreement; (c) MORPHOSYS has the full right and legal capacity to grant the rights to CENTOCOR pursuant to Article 3 without violating the rights of any third party; and (d) it believes in good faith that (i) the utilization of the MORPHOSYS HuCAL GOLD Library to select for one or more non-scFv format HuCAL Antibodies and (ii) the expression of such one or more HuCAL Antibodies would, in either case (i) or (ii), not infringe the patent rights listed on Appendix 10.1 hereof, provided that the selection

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technology used for the selection of such one or more HuCAL Antibodies from the MORPHOSYS HuCAL GOLD Library and the expression of such one or more HuCAL Antibodies does not, in either case, involve the display on filamentous bacteriophage of a HuCAL Antibody that is genetically fused to a bacteriophage surface component.
10.2	CENTOCOR Representations. CENTOCOR represents and warrants that: (a) the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all appropriate CENTOCOR corporate action; (b) CENTOCOR is under no obligation which is inconsistent with this Agreement, and (c) CENTOCOR has the full right and legal capacity to grant the rights to MORPHOSYS pursuant to Article 3 without violating the rights of any third party.
10.3	No Warranties.
(a)	Nothing in this Agreement is or shall be construed as:

(i)	a warranty or representation by either Party as to the validity or scope of any patent application or patent licensed hereunder;
(ii)	a warranty or representation that anything made, used, sold or otherwise disposed of under any license granted pursuant to this Agreement is or will be free from infringement of patents, copyrights, and other rights of third parties;
(iii)	obligating either Party to commercialize technology made hereunder.
(b)

Except as expressly set forth in this Agreement, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR OF NON-INFRINGEMENT OR VALIDITY OF ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER RIGHTS OF

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THIRD PARTIES, OR ANY OTHER EXPRESS OR IMPLIED WARRANTIES.

10.4	Liability. NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE, NEITHER PARTY WILL BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR (I) ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OR LOST PROFITS OR (II) COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES.

10.5	Notices. Any notices, requests, deliveries, approvals or consents required or permitted to be given under this Agreement to CENTOCOR or MORPHOSYS shall be in writing and shall be personally delivered or sent by telecopy (with written confirmation to follow via United States first class mail), overnight courier providing evidence of receipt or certified mail, return receipt requested, postage prepaid, in each case to the respective address specified below (or to such other address as may be specified in writing to the other Party hereto):

MORPHOSYS:	MORPHOSYS AG
Lena-Christ-Str. 48
82152 Martinsried/Planegg
Germany
Attn: Chief Executive Officer
Telecopy: 011-49-89-899-27-5310

CENTOCOR:	CENTOCOR Inc.
200 Great Valley Parkway
Malvern, PA 19355
USA
Attn: President

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Such notices shall be deemed to have been sufficiently given when received by the recipient.

10.6	Governing Law. This Agreement will be construed, interpreted and applied in accordance with the laws of the state of Pennsylvania (excluding its body of law controlling conflicts of law).

10.7	Limitations. Except as set forth elsewhere in this Agreement, neither Party grants to the other Party any right or license to any of its intellectual property.

10.8	Entire Agreement. This is the entire Agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements between the Parties with respect to the subject matter hereof. No modification shall be effective unless in writing with specific reference to this Agreement and signed by the Parties.

10.9	Waiver. The terms or conditions of this Agreement may be waived only by a written instrument executed by the Party waiving compliance. The failure of either Party at any time or times to require performance of any provision hereof shall in no manner affect its rights at a later time to enforce the same. No waiver by either Party of any condition or term shall be deemed as a continuing waiver of such condition or term or of another condition or term.

10.10	Headings. Section and subsection headings are inserted for convenience of reference only and do not form part of this Agreement.
10.11	Assignment and Change in Control. This Agreement may not be assigned by either Party without the consent of the other, which consent shall be given at the sole discretion of the non-assigning party, except as specified in (a) and (b), below, of this Section 10.11:

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(a)	CENTOCOR shall have the right to assign this Agreement to an Affiliate or in connection with a transaction with any third party (“Transaction”) including but not limited to: (1) acquisition (of or by), consolidation with, or merger into, any other corporation or other entity or person; (2) any corporate reorganization; or (3) the sale of its business or substantially all of its assets of its business to which this Agreement is related, provided that in any such Transaction, the assignee expressly obligates itself in a writing delivered to MORPHOSYS (or its assignee), on or before the date of closing of such Transaction, to fully perform all of the obligations of CENTOCOR under this Agreement. This right of assignment shall likewise be available to the assignee in the same manner as it is to CENTOCOR, and to subsequent assignees in like manner, provided that in each instance of assignment, the assignee provides the writing specified above to MORPHOSYS (or its assignee) prior to the date of closing of such Transaction.

(b)	MORPHOSYS shall have the right to assign this Agreement to an Affiliate or in connection with a transaction with any third party (“Transaction”) including but not limited to: (1) acquisition (of or by), consolidation with, or merger into, any other corporation or other entity or person; (2) any corporate reorganization; or (3) the sale of its business or substantially all of its assets of its business to which this Agreement is related, provided that in any such Transaction, the assignee expressly obligates itself in a writing delivered to CENTOCOR (or its assignee), on or before the date of closing of such Transaction, to fully perform all of the obligations of MORPHOSYS under this Agreement. This right of assignment shall likewise be available to the assignee in the same manner as it is to MORPHOSYS, and to subsequent assignees in like manner, provided that in each

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instance of assignment, the assignee provides the writing specified above to CENTOCOR (or its assignee) prior to the date of closing of such Transaction.

10.12	Force Majeure. Neither Party shall be liable for failure of or delay in performing obligations set forth in this Agreement, and neither shall be deemed in breach of its obligations, if such failure or delay is due to natural disasters or any causes beyond the reasonable control of such Party including any year 2000 computer problems. In event of such force majeure, the Party affected thereby shall use reasonable efforts to cure or overcome the same and resume performance of its obligations hereunder.
10.13	Construction. The Parties hereto acknowledge and agree that: (i) each Party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all Parties hereto and not in favor of or against any Party, regardless of which Party was generally responsible for the preparation of this Agreement.
10.14	Disputes.

See Appendix 10.14

10.15

Severability. If any provision(s) of this Agreement are or become invalid, are ruled illegal by any court of competent jurisdiction or are deemed unenforceable under then current applicable law from time to time in effect during the Term hereof, it is the intention of the Parties that the remainder of this Agreement shall not be affected thereby provided that a Party’s rights under this Agreement are not materially affected. The Parties hereto covenant and agree to renegotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid, illegal or unenforceable, it being

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the intent of the Parties that the basic purposes of this Agreement are to be effectuated as nearly as possible.
10.16	Status. Nothing in this Agreement is intended or shall be deemed to constitute a partner, agency, employer-employee, or joint venture relationship between the Parties.
10.17	Indemnification.

(a) CENTOCOR shall indemnify, defend and hold harmless MORPHOSYS, its Affiliates and their respective directors, officers, employees, and agents and their respective successors, heirs and assigns (the “MORPHOSYS Indemnitees”), against any liability, damage, loss or expense (including reasonable attorneys’ fees and expenses of litigation) incurred by or imposed upon the MORPHOSYS Indemnitees, or any of them, in connection with any claims, suits, actions, demands or judgments of third parties, including without limitation personal injury and product liability matters (except in cases where such claims, suits, actions, demands or judgments result from gross negligence or willful misconduct on the part of MORPHOSYS) arising out of or relating to any actions of CENTOCOR or any Affiliate, licensee, sublicensees, distributor or agent of CENTOCOR under this Agreement or in the development, testing, production, manufacture, promotion, import, sale or use by any person of any Licensed Product manufactured or sold by CENTOCOR or by an Affiliate, licensee, sublicensee, distributor or agent of CENTOCOR.

(b) The MORPHOSYS Indemnitees shall promptly notify CENTOCOR of any action or claim for which it is to be indemnified hereunder.

10.18

Section 365(n). All licenses granted under this Agreement are deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of right to “intellectual property” as defined in Section 101 of such Code. The Parties agree that the licensee may fully exercise all of its rights and elections under the U.S. Bankruptcy Code, regardless of whether either Party files for bankruptcy in the United States or other jurisdiction. The Parties further agree that, in the event a licensee elects to retain its rights

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as a licensee under such Code, the licensee shall be entitled to complete access to any technology licensed to it hereunder and all embodiments of such technology. Such embodiments of the technology shall be delivered to the licensee not later than:

(1)        the commencement of bankruptcy proceedings against the licensor, upon written request, unless the licensor elects to perform its obligations under the Agreement, or

(2)        if not delivered under (a) above, upon the rejection of this Agreement by or on behalf of the licensor, upon written request.

10.19	Further Assurances. Each Party agrees to execute, acknowledge and deliver such further instructions, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.
10.20	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
10.21	Binding Effect. This Agreement shall enter into force at such time as it and the Amended and Restated Subscription and License Agreement and the Target Recharacterization Agreement have all been duly executed.

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IN WITNESS WHEREOF, the Parties have caused this Amended and Restated Research and License Agreement to be executed by their duly authorized representative in two (2) originals.

MORPHOSYS AG	CENTOCOR, INC.
By: /s/ S.E. Moroney	By: /s/ [Illegible]
Title: CEO	Title: President R&D
Date: 22 December 2004	Date: 22 December 2004

By: /s/ [Illegible]
Title: CFO
Date: 22 December 2004

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APPENDIX 1.24

JHU agreement

LICENSE AGREEMENT

This Agreement, effective this 29th day of September 1993, is between The Johns Hopkins University, a corporation of the State of Maryland, having a principal place of business at 720 Rutland Avenue, Baltimore, MD 21205 (hereinafter referred to as “JHU”) and MorphoSys Gesellschaft fur Proteinoptimierung mbH, a corporation organized and existing under the laws of Germany and having a principal place of business at Frankfurter Ring 193a, D-80807 Munich, GERMANY (hereinafter the “Company”).

WITNESSETH:

WHEREAS, as a center for research and education, JHU is interested in licensing PATENT RIGHTS (hereinafter defined) in a manner that will benefit the public by facilitating the distribution of useful products and the utilization of new methods, but is without capacity to commercially develop, manufacture, and distribute any such products or methods; and

WHEREAS, a valuable invention entitled “Mutagenesis with Trinucleotides” (JHU Ref. DM-9472), U.S. Patent Application Serial No. 07/868,489 filed on April 15, 1992, was developed during the course of research at JHU; and

WHEREAS, JHU has acquired through assignment all right, title and interest, with the exception of certain retained rights by the United States government, in said valuable invention; and

WHEREAS, Company desires to commercially develop, manufacture, use and distribute such products and processes throughout the world;

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NOW, THEREFORE, in consideration of the foregoing premises and the following mutual covenants, and other good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE 1 - DEFINITIONS

1.1	“PATENT RIGHTS” shall mean the U.S patent application Serial No. 07/868,489 filed on April 15, 1992, in the name of Dr. David Shortle and Dr. John Sordek, assigned to The Johns Hopkins University entitled “Insertion, Deletion, and Substitution Mutagenesis” (hereinafter the “Patent Application”) and the invention disclosed and claimed therein, all continuations, continuations-in-part, divisions, and reissues thereof, and any corresponding foreign patent applications that may be filed in the future at the Company’s request and expense and any patents, patents of addition, or other equivalent foreign patent rights issuing, granted or registered thereon.

1.2	“LICENSED PRODUCTS” shall mean all products, the manufacture, use or sale of which is covered by any claim of one or more PATENT RIGHTS, including trinucleotide products and/or kits to be used by others in accordance with methods covered by any claim of one or more PATENT RIGHTS, and also including PROTEINS or OTHER PRODUCTS as defined in Paragraph 1.4.

1.3	“LICENSED SERVICE(S)” shall mean all services which utilize a method or material covered by any claim of one or more PATENT RIGHTS.

1.4	“PROTEINS or OTHER PRODUCTS “shall mean proteins or other products generated by Company, AFFILIATED COMPANIES or its sublicensees that would not have been made but for the use of a material or method covered by any claim of one or more PATENT RIGHTS.

1.5

“NET SALES” shall mean gross sales revenues and fees received by Company, AFFILIATED COMPANY, and Company’s sublicensees from the sale of LICENSED PRODUCTS less trade discounts allowed, refunds, returns

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and recalls, and sales taxes. In the event that Company, AFFILIATED COMPANY or its sublicensee sells a LICENSED PRODUCT in combination with other active ingredients or components which are not LICENSED PRODUCTS (“Other Items”), the NET SALES for purposes of royalty payments on the combination shall be calculated as follows:

(a)	If all LICENSED PRODUCTS and Other Items contained in the combination are available separately, the NET SALES for purposes of royalty payments will be calculated by multiplying the NET SALES of the combination by the fraction A/A+B, where A is the separately available price of all LICENSED PRODUCTS in the combination, and B is the separately available price for all Other Items in the combination.

(b)	If the combination includes Other Items which are not sold separately (but all LICENSED PRODUCTS contained in the combination are available separately), the NET SALES for purposes of royalty payments will be calculated by multiplying the NET SALES of the combination by A/C, where A is as defined above and C is the invoiced price of the combination.

(c)	If the LICENSED PRODUCTS contained in the combination are not sold separately, the NET SALES for such combination shall be NET SALES of such combination as defined in the first sentence of this Paragraph 1.5. However, the royalty rate, paid on such combination NET SALES, as described in Paragraph 4.4, shall be reduced by fifty percent (50%). In no event shall the royalty rates be reduced by greater than fifty percent (50%).

The term “Other Items” does not include solvents, diluents, carriers, excipient or the like used in formulating a product.

1.6	“NET SERVICE REVENUE” shall mean the total revenue and fees received by Company and its AFFILIATED COMPANIES and sublicensees for providing services that utilize a LICENSED SERVICE(S) as part of the overall service provided.

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1.7	“AFFILIATED COMPANY or AFFILIATED COMPANIES” shall mean any corporation, company, partnership, joint venture or other entity which controls, is controlled by or is under common control with the Company. For purposes of this Paragraph 1.7, control shall mean the direct or indirect ownership of more than fifty percent (50%), the maximum percentage as allowed by applicable law of (a) the stock shares entitled to vote for the election of directors; or (b) ownership interest.

1.8	“EXCLUSIVE LICENSE” shall mean a license whereby Company’s rights are sole and entire and operate to exclude all others, subject to rights retained by the United States government in accordance with P.L. 96-517, as amended by P.L. 98-620, and subject to the retained right of JHU to make, have made, provide and use for its and The Johns Hopkins Health Systems’ non-profit purposes LICENSED PRODUCTS and LICENSED SERVICE(S).

ARTICLE 2 - GRANTS

2.1	Subject to the terms and conditions of this Agreement, JHU hereby grants to the Company an EXCLUSIVE LICENSE to make, have made, use, and sell the LICENSED PRODUCT and to provide the LICENSED SERVICE(S) in the United States and worldwide under the PATENT RIGHTS and to sublicense others under the PATENT RIGHTS.

2.2	Company shall provide a copy of each such sublicense agreement to JHU promptly after it is executed.

ARTICLE 3 - PATENT INFRINGEMENT

3.1	Each party will notify the other promptly in writing when any infringement by another is uncovered or suspected.

3.2	Company shall have the first right to enforce any patent within PATENT RIGHTS against any infringement or alleged infringement thereof, and shall at

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all times keep JHU informed as to the status thereof. Company may, in its sole judgment and at its own expense, institute suit against any such infringer or alleged infringer and control, settle, and defend such suit in a manner consistent with the terms and provisions hereof and recover, for its account, any damages, awards or settlements resulting therefrom, subject to Paragraph 3.4. This right to sue for infringement shall not be used in an arbitrary or capricious manner. JHU shall reasonably cooperate in any such litigation at Company’s expense; in particular JHU shall make all those formal and truthful statements in favor of the Company that may be required by the laws of that country where the lawsuit for infringement shall be brought (e.g., JHU would confirm it is the applicant of PATENT RIGHTS and the licensor.).

3.3	If Company elects not to enforce any patent within the PATENT RIGHTS, then it shall so notify JHU in writing within six (6) months of receiving notice that an infringement exists, and JHU may, in its sole judgment and at its own expense, do so and control, settle, and defend such suit in a manner consistent with the terms and provisions hereof, and recover, for its own account, any damages, awards or settlements resulting therefrom.

3.4	Any recovery by Company under Paragraph 3.2 shall be deemed to reflect loss of commercial sales, and Company shall pay JHU a royalty in accordance with this Agreement on said recovery minus all costs and expenses reasonably incurred by Company in connection with any such proceedings. If the cost and expenses exceed the recovery, then no royalty shall be paid on the recovery.

ARTICLE 4 - PAYMENTS

4.1	[Redacted]

4.2	[Redacted]

4.3	[Redacted]

4.4	[Redacted]

4.5	[Redacted]

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4.6	[Redacted]

4.7	[Redacted]

4.8	[Redacted]

4.9	[Redacted]

4.10	[Redacted]

4.11	All payments under this Agreement shall be made in U.S. Dollars.

ARTICLE 5 - PATENT RIGHTS

5.1	JHU, at the Company’s expense, shall file, prosecute and maintain all patents and patent applications specified under PATENT RIGHTS upon authorization of the Company and the Company shall be licensed thereunder. Title to all such patents and patent applications shall reside in JHU. JHU shall have full and complete control over all patent matters in connection therewith under the PATENT RIGHTS. The Company will provide payment authorization at least one month before an action is due. Failure to do so can be considered by JHU as a Company decision not to authorize an action. In any country where the Company elects not to have a patent application filed or to pay expenses associated with filing, prosecuting, or maintaining a patent application or patent, JHU may file, prosecute, and/or maintain a patent application or patent at its own expense and the Company thereafter shall not be licensed under such patent or patent application.

5.2	Company agrees that all packaging containing individual LICENSED PRODUCTS are sold by Company, AFFILIATED COMPANY and sublicensees of Company will be marked with the number of the applicable patent(s) licensed hereunder in accordance with each country’s patent laws.

5.3

If necessary, JHU will communicate to Company information which it considers to be confidential. The Company agrees to accept the disclosure of said information which is marked as confidential at the time it is sent to Company

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and to employ all reasonable efforts to maintain the information secret and confidential, such efforts to be no less than the degree of care employed by the Company to preserve and safeguard the Company’s own confidential information. The information shall not be disclosed or revealed to anyone except employees of the Company who have a need to know the information and who have entered into a secrecy agreement with the Company under which such employees are required to maintain confidential the proprietary information of the Company and such employees shall be advised by the Company of the confidential nature of the information and that the information shall be treated accordingly. The Company’s obligations under this Paragraph 5.3 shall not extend to any part of the information:

(a)	that can be demonstrated to have been in the public domain or publicly known and readily available to the trade or the public prior to the date of the disclosure; or

(b)	that can be demonstrated, from written records to have been in the Company’s possession or readily available to the Company from another source not under obligation of secrecy to JHU prior to the disclosure; or

(c)	that becomes part of the public domain or publicly known by publication or otherwise, not due to any unauthorized act by the Company.

The obligations of this Paragraph 5.3 shall also apply to AFFILIATED COMPANIES and/or sublicensees provided such information by Company. The Company’s obligations under this Paragraph 5.3 shall extend for a period of five (5) years after the termination of this Agreement.

ARTICLE 6 - TERM MILESTONES AND TERMINATION

6.1	This Agreement shall expire on the date of expiration of the last to expire patent included within PATENT RIGHTS or on that date where rejection of a patent application becomes final and all administrative and judicial appeals are exhausted or lapse.

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6.2	The Company shall use all reasonable efforts to effect the development, regulatory approval and commercialization of the LICENSED PRODUCT and LICENSED SERVICE. To this end, Company shall meet the following milestones by the times so noted:

Milestones	Date
Prepare large amounts of each of the twenty trinucleotides.	November, 1993
Start applying trinucleotide technology within contracts or services for, or joint ventures with third parties, or within drug and/or diagnostic reagent discovery processes.	February, 1994

6.3	Company shall use all best efforts to effect the lawful commercial sales of LICENSED PRODUCTS and LICENSED SERVICE(S) in each country in which PATENT RIGHTS are obtained as soon as is commercially practicable.

6.4	The Company may terminate this Agreement either in full or for certain countries at any time upon ninety (90) days written notice to JHU.

6.5	Upon termination, the Company, AFFILIATED COMPANY or sublicensee shall return all information marked confidential first transferred to the Company by JHU. The Company, AFFILIATED COMPANY or sublicensee shall maintain confidential and not use any such information for a period of five (5) years after termination of this Agreement; however, the exceptions set out in Paragraph 5.3 apply accordingly.

6.6	Upon breach or default of any of the terms and conditions of this Agreement, the defaulting party shall be given notice of such default in writing and a period of thirty (30) days after receipt of such notice to correct the breach or default. If the breach or default is not corrected within said thirty (30) day period, the party not in default shall have the right to terminate this Agreement.

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6.7	Termination shall not affect JHU’s right to recover unpaid royalties that become due prior to termination or reimbursement for Company approved patent expenses pursuant to Paragraph 4.1.

ARTICLE 7 - MISCELLANEOUS

7.1	All notices pertaining to this Agreement shall be in writing and sent certified mail, return receipt requested, to the parties at the following addresses or such other address as such party shall have furnished in writing to the other party in accordance with this Paragraph 7.1:

FOR JHU:	Dr. Francis J. Meyer
Assistant Dean for Technology Licensing
The Johns Hopkins University
School of Medicine
720 Rutland Avenue
Baltimore, MD 21205

FOR COMPANY:	Simon E. Moroney
MorphoSys Gesellschaft fur Proteinoptimierung mbH
Frankfurter Ring 193a
D-80807 Munich
Germany

7.2	All written progress reports, royalty and other payments, and any other related correspondence shall be in writing and sent to:

Francis J. Meyer, Ph.D. Assistant Dean for Technology Licensing The Johns Hopkins University School of Medicine 720 Rutland Avenue Baltimore, MD 21205

or such other addressee which JHU may designate in writing from time to time. All checks should be made payable to The Johns Hopkins University.

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7.3	This Agreement may be assigned by the Company to an AFFILIATE COMPANY or as part of its entire business relating to LICENSED PRODUCTS, provided JHU approves the assignment in writing, which approval shall not be unreasonably withheld. In the event of such transfer, the transferee shall assume and be bound by the provisions of this Agreement. (As a point of clarity, any sublicense is governed by the terms of Paragraph 2.1.)

7.4	In the event that any one or more of the provisions of this Agreement should for any reason be held by any court or authority having jurisdiction over this Agreement, or over any of the parties hereto to be invalid, illegal or unenforceable, such provision or provisions shall be reformed to approximate as nearly as possible the intent of the parties, and if unreformable, shall be divisible and deleted in such jurisdictions; elsewhere, this Agreement shall not be affected.

7.5	The construction, performance, and execution of this Agreement shall be governed by the laws of the State of Maryland.

7.6	The Company shall not use the name of THE JOHNS HOPKINS UNIVERSITY or any contraction thereof or the names of Drs. David Shortle and John Sondek in any advertising, promotional, or sales literature without prior written consent from JHU.

7.7

JHU warrants that it has good and marketable title to the invention claimed under PATENT RIGHTS with the exception of certain retained rights of the United States government. JHU does not warrant the validity of any patents or that practice under such patents shall be free of infringement. EXCEPT AS EXPRESSLY SET FORTH IN THIS PARAGRAPH 7.7, COMPANY, AFFILIATED COMPANY AND SUBLICENSEES AGREE THAT THE PATENT RIGHTS AND INFORMATION ARE PROVIDED “AS IS”, AND THAT JHU MAKES NO REPRESENTATION OR WARRANTY WITH RESPECT TO THE PERFORMANCE OF LICENSED PRODUCTS AND LICENSED SERVICE(S) INCLUDING THEIR SAFETY, EFFECTIVENESS, OR COMMERCIAL VIABILITY. JHU DISCLAIMS ALL WARRANTIES WITH REGARD TO PRODUCTS AND SERVICE(S) LICENSED UNDER THIS AGREEMENT,

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INCLUDING, BUT NOT LIMITED TO, ALL WARRANTIES, EXPRESS OR IMPLIED, OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, JHU ADDITIONALLY DISCLAIMS ALL OBLIGATIONS AND LIABILITIES ON THE PART OF JHU FOR DAMAGES, INCLUDING, BUT NOT LIMITED TO, DIRECT, INDIRECT, SPECIAL, AND CONSEQUENTIAL DAMAGES, ATTORNEYS’ AND EXPERTS’ FEES, AND COURT COSTS (EVEN IF JHU HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, FEES OR COSTS), ARISING OUT OF OR IN CONNECTION WITH THE MANUFACTURE, USE, OR SALE OF THE PRODUCTS AND SERVICE(S) LICENSED UNDER THIS AGREEMENT. COMPANY, AFFILIATED COMPANY AND sublicensees ASSUME ALL RESPONSIBILITY AND LIABILITY FOR LOSS OR DAMAGE CAUSED BY A PRODUCT AND SERVICES MANUFACTURED, USED, OR SOLD BY COMPANY, ITS SUBLICENSEES AND AFFILIATES WHICH IS A LICENSED PRODUCT OR LICENSED SERVICE AS DEFINED IN THIS AGREEMENT.

7.8

JHU and the inventor of LICENSED PRODUCTS and LICENSED SERVICE(S) will not, under the provisions of this Agreement or otherwise, have control over the manner in which Company or AFFILIATED COMPANIES or its sublicensees or those operating for its account or third parties who purchase LICENSED PRODUCTS and LICENSED SERVICE(S) from any of the foregoing entities, practice the inventions of LICENSED PRODUCTS and LICENSED SERVICE(S). The Company shall defend and hold JHU and said inventor harmless as against any judgments, fees, expenses, or other costs arising from or incidental to any product liability or other lawsuit, claim, demand or other action brought as a consequence of the practice of said inventions by any of the foregoing entities, whether or not JHU or said inventor, either jointly or severally, is named as a party defendant in any such lawsuit. Practice of the inventions covered by LICENSED PRODUCTS and LICENSED SERVICE(S), by an AFFILIATED COMPANY or an agent or a sublicensee or a third party on behalf of or for the account of the Company or by a third party who purchases

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LICENSED PRODUCTS and LICENSED SERVICE(S) from the Company, shall be considered the Company’s practice of said inventions for purposes of this Paragraph 7.8. The obligation of the Company to defend and indemnify as set out in this Paragraph 7.8 shall survive the termination of this Agreement.

7.9	The Company warrants that it now maintains and will continue to maintain, in each country which Company, AFFILIATED COMPANY or sublicensee sells LICENSED PRODUCTS and LICENSED SERVICE(S), product liability insurance coverage or self-insurance appropriate to the risks involved in marketing LICENSED PRODUCTS and LICENSED SERVICE(S) and will annually present evidence to JHU that such coverage is being maintained. The Company will furnish JHU with a Certificate of Insurance of each product liability insurance or self-insurance policy obtained and agrees to increase or change the kind of product liability insurance pertaining to the LICENSED PRODUCTS and LICENSED SERVICE(S) at the request of JHU. JHU shall be listed as a named insured in Company’s said insurance policy.

7.10	This Agreement constitutes the entire understanding between the parties with respect to the obligations of the parties with respect to the subject matter hereof, and supersedes and replaces all prior agreements, understandings, writings, and discussions between the parties relating to said subject matter.

7.11	This Agreement may be amended and any of its terms or conditions may be waived only by a written instrument executed by the authorized officials of the parties or, in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by either party of any condition or term in any one or more instances shall be construed as a further or continuing waiver of such condition or term or of any other condition or term.

7.12	This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

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7.13	In the event Company becomes insolvent and/or enters into a bankruptcy or any comparable proceedings, notice will be immediately provided to JHU in writing and the license agreement is automatically terminated.

7.14	Upon termination of this Agreement for any reason, Paragraphs 6.5, 6.7, 7.6, 7.8, and 7.9 shall survive termination of this Agreement. (However, the requirement of Paragraph 7.9 shall cease when Company, AFFILIATED COMPANIES and its sublicensees cease practicing PATENT RIGHTS and selling LICENSED PRODUCTS and providing LICENSED SERVICE(S).)

IN WITNESS WHEREOF the respective parties hereto have executed this Agreement by their duly authorized officers on the date appearing below their signatures.

THE JOHNS HOPKINS UNIVERSITY		MorphoSys Gesellschaft fur Proteinoptimierung mbH

By:	/s/ David A. Blake	By:	/s/ S. E. Moroney
	David A. Blake, Ph.D.		Simon Moroney
	Executive Vice Dean		Managing Director

Date:	Sept. 29, 1993	Date:	16 .9 93

I have read and agree to abide with the terms of this Agreement.

By:	/s/ David R. Shortle	Date:	September 28, 1993
Dr. David Shortle

AMENDMENT TO LICENSE AGREEMENT

This Amendment, having an effective date of December 27, 1993 is made between The Johns Hopkins University, having a place of business at 720 Rutland Avenue, Baltimore, MD 21205 (hereinafter referred to as “JHU”) and MorphoSys

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Gesellschaft fur Proteinoptimierung mbH, a corporation organized and existing under the laws of Germany and having a principal place of business at Frankfurter Ring 193a, D-80807 Munich, GERMANY (hereinafter the “Company”).

WHEREAS, JHU and Company entered into a license agreement having an Effective Date of September 29, 1993 (hereinafter “License Agreement”).

WHEREAS, Company has requested certain modifications to the License Agreement so as to complete a 2.8 million DM funding round involving Atlas Ventures.

NOW THEREFORE, the parties hereto agree as follows:

1	Page 2 line 2, after “expense” add — including pending PCT application serial number PCT/US93/03418 – .
2.	Page 7 line 23, after “any” delete “agreement, understanding or arrangement with respect to consideration (such as, among other things,” and substitute therefore — commercial agreement specifying —.
3.	Page 8 line 8 after “RIGHTS” add — JHU agrees to provide copies of all correspondence to or from the patent offices and draft applications, responses and other patent related documents to Company for review. JHU and its patent counsel will reasonably consider suggestions made by Company —.
4.	Page 8 line 16 after “patent laws.” add the following new sentence — JHU will, at the written request of Company, supply Company with the Information at its disposal needed by Company to comply with this Paragraph 5.2 —.
5.	Page 8 line 18, after “which is” add — in writing and —.
6.	Page 9 line 11, delete “termination of this Agreement” and substitute therefore, — receipt date of such information —.
7.	Page 9, delete Paragraph 6.1 in its entirety and substitute therefore:

“6.1	This Agreement shall terminate as to a particular patent application included in PATENT RIGHTS on that date where rejection of that patent application becomes final and all administrative and judicial appeals are exhausted or lapse.”

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8.	Page 10, delete Paragraph 6.3 in its entirety and substitute therefore:

“6.3	Company shall use all best efforts to effect the lawful commercial sales of LICENSED PRODUCTS or LICENSED SERVICE(S) in each country in which PATENT RIGHTS are obtained as soon as is commercially practicable and so as to obtain the maximum possible commercial benefit.”

9.	[Redacted]

10.	All other terms and conditions of the License Agreement, unless specifically amended herein, remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers on the date, appearing below their signature.

THE JOHNS HOPKINS UNIVERSITY		MORPHOSYS GESELLSCHAFT FUR PROTEINOPTIMIERUNG MBH

By:	/s/ [ILLEGIBLE]	By:	/s/ S. E. Moroney
	David A. Blake, Ph.D.		Simon Moroney
	Executive Vice Dean		Title: Managing Director

Date:	1/24/94	Date:	27 .12 .93

2nd AMENDMENT TO LICENSE AGREEMENT

This Amendment having an effective date as of June 23, 1997, is made by and between MorphoSys, GmbH, a corporation having a principal place of business at Frankfurter Ring 193a, D-80807 Munich, Germany (hereinafter “MorphoSys”) and The Johns Hopkins University, having an address of 2024 East Monument Street, Suite 2-100, Baltimore, MD 21205 (hereinafter “JHU”).

WHEREAS, JHU and MorphoSys entered into a license agreement dated September 29, 1993 and thereafter amended said license agreement on December 27, 1993 (hereinafter “License Agreement”);

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WHEREAS, MorphoSys has identified an ambiguity in the License Agreement; and

WHEREAS, MorphoSys and JHU both arc interested in clarifying such ambiguity;

NOW THEREFORE, the parties hereto agree as follows:

1.	Paragraph 1.5: The first two lines of the definition for “Net Sales” shall be amended to read as follows: “NET SALES” shall mean gross sales revenues and fees received by Company and AFFILIATED COMPANY from the sale…”
2.	Paragraph 4.4: Line 2 should read, “… by Company, and AFFILIATED COMPANY and…” Line 3 should read, “… provided by Company and AFFILIATED COMPANY the royalty…”
3.	All other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed the day and year first written above.

JOHNS HOPKINS UNIVERSITY		MORPHOSYS, GMBH

By:	/s/ [ILLEGIBLE]	By:	/s/ S. E. Moroney
	John D. Stobo, M.D.		Simon Moroney
	Vice Dean for Research and Technology		Chief Executive Officer

Date:	7/15/97	Date:	9 - 7 - 97

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CONFIDENTIAL

APPENDIX 1.32

MORPHOSYS Anti-EST Technology

[…***…]

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CONFIDENTIAL

APPENDIX 1.33

MORPHOSYS HuCAL GOLD Library

[…***…]

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CONFIDENTIAL

APPENDIX 1.34

MORPHOSYS Patent Rights

[…***…]

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CONFIDENTIAL

APPENDIX 1.36

MORPHOSYS Technology

[…***…]

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CONFIDENTIAL

APPENDIX 1.43

Research Plan

[…***…]

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CONFIDENTIAL

APPENDIX 3.3

Commercial License Grants

(To be completed for each Commercial Target)

Target proposed pursuant to Section 3.4 (define by common name(s), accession number, and amino acid sequence, if possible):

HuCAL Antibody (if relevant):

Type of License pursuant to the Section 3.3 (specify one (1) of the following: Commercial Therapeutic License, Commercial Small Molecule License, Clinical Monitoring License, Commercial In-Vitro Diagnostic License, Commercial In-Vivo Diagnostic License):

Signed this                  day of                 ,

CENTOCOR

By:
Name:
Title:

MORPHOSYS AG

By:
Name:
Title:

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APPENDIX 3.8(a)

XOMA AGREEMENT

Schedule 4.2

CONFIDENTIAL

Redacted Version

LICENSE AGREEMENT

This License Agreement (this “Agreement”), effective as of February 1, 2002 (the “Effective Date”), is entered into by and between XOMA Ireland Limited, a company with limited liability organized under the laws of the Republic of Ireland having offices at Shannon Airport House, Shannon, County Clare, Ireland (with its Affiliates, “XOMA”), and MorphoSys AG, a German company having offices at Lena-Christ-Str. 48, 82152 Martinsried/Planegg, Germany (with its Affiliates, “MORPHOSYS”).

BACKGROUND

A. XOMA is the owner or exclusive licensee of certain patent rights relating to bacterial cell expression, and MORPHOSYS wishes to acquire non-exclusive licenses under such patent rights; and

B. XOMA is willing to grant MORPHOSYS non-exclusive licenses, on the terms and conditions set forth below, in order to permit MORPHOSYS to engage in certain research, development and commercial activities.

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NOW, THEREFORE, in consideration of the promises and the mutual covenants hereinafter recited, the parties agree as follows:

ARTICLE 1

DEFINITIONS

In this Agreement, the following terms shall have the meanings set forth in this Article.

1.1.	“Affiliate” means any corporation or other entity which is directly or indirectly controlling, controlled by or under common control with a party hereto. For purposes of this Agreement, “control” (including, with correlative meanings, the terms “controlled” and “controlling”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the subject corporation or other entity, whether through the ownership of voting securities, by agreement or otherwise.

1.2.	“Antibody Phage Display” means the authorized use of Licensed Antibody Phage Display Materials to conduct Research and Development.

1.3.	“Change in Control” means, with respect to a particular entity, any transaction or series of transactions as a result of which any person or group (as defined under the U.S. Securities Exchange Act of 1934, as amended) becomes, directly or indirectly, the beneficial owner of more than fifty percent (50%) of the total voting power of such entity’s equity securities or otherwise gains control of such entity.

1.4.	“Confidential Information” means any proprietary or confidential information or material disclosed by a party to the other party pursuant to this Agreement, which is (i) disclosed in tangible form hereunder and is designated thereon as “Confidential” at the time it is delivered to the receiving party, or (ii) disclosed orally hereunder and identified as confidential or proprietary when disclosed and such disclosure of confidential information is confirmed in writing within thirty (30) days by the disclosing party.

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1.5.	“Dispose” means to transfer, assign, lease, or in any other fashion dispose of control, ownership or possession, but shall not mean to license or sell. “Disposition” shall have the correlative meaning.

1.6.	“Immunoglobulin” means any molecule, including without limitation, full immunoglobulin molecules (e.g., IgG, IgM, IgE, IgA and IgD molecules) and ScFv, Fv and Fab molecules, that has an amino acid sequence by virtue of which it specifically interacts with an antigen and wherein that amino acid sequence consists essentially of a functionally operating region of an antibody variable region including, without limitation, any naturally occurring or recombinant form of such a molecule.

1.7.

“Licensed Antibody Phage Display Materials” means (i) any collection or library of polynucleotide sequences, created by and under the exclusive control of MORPHOSYS, which encodes at least one Immunoglobulin and which is contained in filamentous bacteriophage and/or bacteriophage or phagemid cloning vectors capable of propagation in bacteria; (ii) any collection or library of bacteriophage, created by or under the exclusive control of MORPHOSYS, wherein an Immunoglobulin is (a) expressed as a fusion protein comprising an Immunoglobulin or at least a functionally operating region of an antibody variable region and an outer surface polypeptide, or a fragment thereof, of a bacteriophage or (b) expressed separately and linked to an outer surface polypeptide, or a fragment thereof, of a bacteriophage; or (iii) any material required to generate any collection or library according to (i) and/or (ii), each of which under (i), (ii) and/or (iii) infringe, but for the license granted herein, the XOMA Patent Rights. For the avoidance of doubt, and without expanding the definition thereof, specifically excluded from the definition of Licensed Antibody Phage Display Materials are (x) any article of manufacture or composition of matter suitable for display, expression or secretion of an Immunoglobulin in or from any organism or system other than bacteria and (y) any materials or composition of matter otherwise meeting the definition of Licensed Antibody Phage Display Materials but created by or under the control of any entity, other than MORPHOSYS, engaged in the licensing, manufacture, sale, offer for sale,

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import or export of phage display services, products or materials; provided, that, notwithstanding the foregoing, any materials or composition of matter otherwise meeting the definition of Licensed Antibody Phage Display Materials but created by or under the exclusive control of a MORPHOSYS Collaborator shall constitute Licensed Antibody Phage Display Materials, but only to the extent derived by such MORPHOSYS Collaborator exclusively from Licensed Antibody Phage Display Materials created by or under the exclusive control of MORPHOSYS and properly transferred by MORPHOSYS to such MORPHOSYS Collaborator in accordance with the applicable provisions of this Agreement and such MORPHOSYS Collaborator acknowledges that the transfer restrictions and other provisions hereof apply thereto.

1.8.	“Licensed Immunoglobulin” means any Immunoglobulin discovered, isolated or characterized by MORPHOSYS or a MORPHOSYS Collaborator (as defined below) through the use of Licensed Antibody Phage Display Materials.

1.9.	“Licensed Immunoglobulin Information” means any data, know-how or other information relating, concerning or pertaining to a Product, including, without limitation, data, know-how or other information characterizing or constituting such Licensed Immunoglobulin’s polynucleotide or amino acid sequence, purported function or utility, antigen binding affinity, or physical or biochemical property.

1.10.

“MORPHOSYS Collaborator” means any person or entity (including a corporation or an academic institution) who is an authorized end-user of Licensed Antibody Phage Display Materials, the intended recipient of Products or Licensed Immunoglobulin Information transferred from MORPHOSYS and/or a person or entity on whose behalf MORPHOSYS knowingly engages in Antibody Phage Display; provided, however, that such person or entity shall not be deemed to be a MORPHOSYS Collaborator unless and until the requirements of Section 2.4 are complied with. No person or entity shall be deemed to be a MORPHOSYS Collaborator if such person or entity is engaged in the out-licensing, commercial manufacture, sale, offer for sale, import for sale or export for sale of immunoglobulin or antibody phage display services,

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immunoglobulin or antibody phage display libraries, immunoglobulin or antibody phage display products or immunoglobulin or antibody phage display materials, unless, pursuant to a written agreement (other than this Agreement), executed after the Effective Date, XOMA has granted to such person or entity a valid license or covenant not to sue under the XOMA Patent Rights which explicitly extends to the activities identified in this second to last sentence of Section 1.10. XOMA shall provide MORPHOSYS prompt written notice of those written agreements or covenants not to sue which satisfy the requirements of the prior sentence. No person or entity may claim the status of MORPHOSYS Collaborator with respect to any acts or activities which are unrelated to the use of Licensed Antibody Phage Display Materials provided by MORPHOSYS.

1.11.	[Text intentionally omitted.]

1.12.	“Product” means any composition of matter or article of manufacture, including without limitation any diagnostic, prophylactic or therapeutic product, which (a) contains a Licensed Immunoglobulin; or (b) was discovered or created by or arose directly out of use of Licensed Antibody Phage Display Materials or the conduct of Antibody Phage Display by MORPHOSYS or a MORPHOSYS Collaborator.

1.13.	“Research and Development” means the identification, selection, isolation, purification, characterization, study and/or testing and/or use of a Product for any purpose, including, without limitation, the discovery and development of human therapeutics or diagnostics. Included within the definition of “Research and Development” shall be all in vitro screening or assays customarily performed in pre-clinical and clinical research and uses associated with obtaining FDA or equivalent agency regulatory approval. “Research and Development” shall not include commercial or industrial manufacture or any activities solely directed to the creation of such capacities.

1.14.	“Research Quantities” means those quantities of a Licensed Immunoglobulin reasonably required for Research and Development purposes.

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1.15.	“Third Party” means any person or entity other than MORPHOSYS or XOMA.

1.16.	“Valid Claim” means (i) a claim of an issued and unexpired patent included within the XOMA Patent Rights which has not been held invalid in a final decision of a court of competent jurisdiction from which no appeal may be taken, and which has not been disclaimed or admitted to be invalid or unenforceable through reissue or otherwise, or (ii) a claim of a pending patent application within the XOMA Patent Rights.

1.17.	“XOMA Patent Right(s)” means the patent applications and patents listed on Schedule 1.17 hereto and, solely to the extent any Valid Claim would cover or be included in the license grants provided for herein, all divisions, continuations, continuations-in-part, applications claiming priority thereto, and substitutions thereof; all foreign patent applications corresponding to the preceding applications; all U.S. and foreign patents issuing on any of the preceding applications, including extensions, reissues and re-examinations; and any other patent rights owned by XOMA which XOMA has the right to license or sublicense and which would be infringed by the activities of MORPHOSYS contemplated hereunder but for this Agreement. XOMA Patent Rights shall also include (i) any improvements of the foregoing that are owned or controlled by XOMA and (ii) any patents or patent applications owned or controlled by XOMA containing a claim that is dominating over the foregoing patent rights (i.e., is necessarily infringed by the practicing of a claim in one of the foregoing applications).

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ARTICLE 2

XOMA LICENSE TO MORPHOSYS

2.1.	Grants. Subject to the other terms and conditions of this Agreement, XOMA hereby grants to MORPHOSYS a worldwide, non-exclusive, non-transferable license (unless transferred under Section 8.2), without any right to sublicense, under the XOMA Patent Rights to:

(a)	solely on its own behalf and on behalf of a MORPHOSYS Collaborator, make or have made Licensed Antibody Phage Display Materials;

(b)	solely on its own behalf and on behalf of a MORPHOSYS Collaborator and solely for Research and Development purposes, conduct Antibody Phage Display and use or have used Licensed Antibody Phage Display Materials and generate, use and have used Licensed Immunoglobulin Information;

(c)	solely on its own behalf and on behalf of a MORPHOSYS Collaborator, make or have made, use or have used, Research Quantities of a Licensed Immunoglobulin;

(d)	solely on its own behalf and on behalf of a MORPHOSYS Collaborator, transfer Antibody Phage Display Materials, Research Quantities of a Product or Licensed Immunoglobulin Information to a MORPHOSYS Collaborator;

(e)	solely on its own behalf and on behalf of a MORPHOSYS Collaborator, subject to the provisions of Section 2.3(b), make, have made, use, have used, sell, offer to sell, have offered for sale, import, have imported, export and have exported Products; and

[Text intentionally omitted.]

2.2.

Covenant Not To Sue. (a) XOMA covenants that it shall not assert, nor shall it permit any third party that obtains a right to enforce the XOMA Patent Rights to assert, a claim of infringement under the XOMA Patent Rights against MORPHOSYS, any MORPHOSYS Collaborator or any other entity subject to

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Section 2.4(c) solely to the extent reasonably necessary to permit the authorized use of Licensed Antibody Phage Display Materials, Products or Licensed Immunoglobulin Information for activities or in a manner otherwise permitted under the provisions of this Agreement. The covenant not to sue provided by this Section 2.2:

(i)	shall not extend to infringement of the XOMA Patent Rights arising out of making or the means or methods used to make any amount of a Licensed Immunoglobulin or Product other than Research Quantities (except as authorized by Section 2.1(f));

(ii)	may be terminated by XOMA in accordance with Article 7 as to any entity or person who has failed to materially discharge or comply with any applicable term of a written agreement between MORPHOSYS and a MORPHOSYS Collaborator provided for in Section 2.4; provided, that any such termination shall be retroactive to the date of the first notice of such failure given by MORPHOSYS to such entity or person (giving effect to any subsequent cure of such failure);

(iii)	is personal to MORPHOSYS or, as applicable, the MORPHOSYS Collaborator or other entity subject to Section 2.4(c), and, except as provided for by Section 8.2, cannot be assigned or transferred; and

(iv)	does not constitute a release or waiver of past, present or future infringement of the XOMA Patent Rights by MORPHOSYS or any Third Party, including, without limitation, any MORPHOSYS Collaborator acting outside of the scope of the written agreement with MORPHOSYS provided for in Section 2.4.

[Text intentionally omitted.]

2.3.

No Implied Rights. Only the rights and licenses granted pursuant to the express terms of this Agreement shall be of any legal force or effect. No license or other rights shall be deemed to have been granted to MORPHOSYS or a MORPHOSYS Collaborator other than as expressly provided for in this Agreement. MORPHOSYS renounces and hereby quitclaims any implied rights to licenses under the XOMA Patent Rights that may arise by operation of this

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Agreement or under applicable law. For the avoidance of doubt, the grants of rights made pursuant to Sections 2.1 and 2.2 do not include, and expressly exclude, the following:

(a)	any right or license to engage in any activities on behalf of or in collaboration with any Third Party, other than a MORPHOSYS Collaborator;

(b)	any right or license to make or have made any amount (other than Research Quantities or except as authorized under Section 2.1(f)) of a Licensed Immunoglobulin or Product by practicing the XOMA Patent Rights; provided, however, that MORPHOSYS or, as applicable, a MORPHOSYS Collaborator shall be permitted to make or have made any Product by any means of its selection other than those which otherwise infringe a Valid Claim of the XOMA Patent Rights; and/or

(c)	any right to release any Third Party, including a MORPHOSYS Collaborator, from any claim of infringement under the XOMA Patent Rights.

Without limiting the foregoing, the parties acknowledge that nothing herein shall be deemed to impose on MORPHOSYS any obligation to provide consideration for, or grant MORPHOSYS any access or other rights to, any know-how of XOMA.

2.4.	Transfer Restrictions. (a) MORPHOSYS shall not (i) undertake any Antibody Phage Display Activities on behalf of a Third Party or (ii) Dispose of Licensed Antibody Phage Display Materials, a Licensed Immunoglobulin, Licensed Immunoglobulin Information or the product of the practice of any method within the scope of the XOMA Patents (“Transferred Materials”) to any Third Party until (in the case of either clause (i) or clause (ii)) such time as it has provided to such Third Party the redacted copy of this Agreement referred to in Section 4.2 and the form of notice set out at Schedule 2.4.

(b)

If MORPHOSYS enters into a written arrangement with any Third Party arising out of or relating to activities as to which it or such Third Party does or intends to claim the benefits of any of the licenses or other grants provided for by this

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Agreement, such written arrangement shall contain provisions (i) pursuant to which the recipient of any Transferred Materials agrees to abide by each of the limitations, restrictions and other obligations provided for by this Agreement, including, without limitation, the restrictions on use of Transferred Materials for purposes other than Research and Development; (ii) implementing a covenant not to use Transferred Materials for any purpose other than for Research and Development purposes otherwise authorized by this Agreement; (iii) providing that the “first sale” doctrine does not apply to any Disposition; and (iv) permitting a MORPHOSYS Collaborator to further Dispose of Transferred Materials only to a Third Party who otherwise meets the definition of a MORPHOSYS Collaborator and who executes a written agreement in which it undertakes all of the obligations applied to the transferring party. XOMA shall be, and the agreements subject to this Section 2.4 shall provide that XOMA shall be, an intended third party beneficiary with respect to the foregoing provisions.

[Text intentionally omitted.]

2.5.	Reports, Records and Audits. (a) Thirty (30) days after the end of each calendar quarter, commencing with the first calendar quarter commencing after the Effective Date, MORPHOSYS shall deliver to XOMA a written report which shall specify the name, address and contact person for each and every MORPHOSYS Collaborator and any person or entity receiving Licensed Antibody Phage Display Materials or a Licensed Immunoglobulin.

(b)	Thirty (30) days after the end of each calendar year, commencing with the first calendar year to commence after the Effective Date, MORPHOSYS shall deliver to XOMA a written report which shall summarize with reasonable particularity the current status of activities or compositions of matter as to which MORPHOSYS claims the right of license hereunder.

(c)

MORPHOSYS shall maintain records fully and properly reflecting those activities covered by this Agreement (including, without limitation, work done with the Licensed Antibody Phage Display Materials) and/or to be reported to XOMA pursuant to Section 2.5(a) and (b) (the “Records”), in sufficient detail

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and in good scientific manner appropriate for patent, regulatory and manufacturing purposes for at least three (3) years. Upon the written request of XOMA and not more than once in each calendar year, MORPHOSYS shall permit an independent consultant appointed by XOMA, at XOMA’s expense, to have access during normal business hours to such of the records of MORPHOSYS as may be reasonably necessary to verify compliance with the terms of this Agreement, as well as the accuracy of the reports hereunder. MORPHOSYS shall certify any statements by MORPHOSYS personnel as to their accuracy and correctness. The consultant shall not be permitted to see or receive any specific information concerning targets or antibodies of either MORPHOSYS or any of its collaborators and shall disclose to XOMA only the results and conclusions of its review and the specific details concerning any discrepancies. No other information shall be shared by the consultant without the prior consent of MORPHOSYS unless disclosure is required by law, regulation or judicial order.

2.6.	Ownership; Enforcement. At all times XOMA will retain ownership of the XOMA Patent Rights and may use and commercialize such XOMA Patent Rights itself or with any Third Party. XOMA retains the right, at its sole discretion, to enforce, maintain and otherwise protect the XOMA Patent Rights. MORPHOSYS will reasonably cooperate with XOMA, at XOMA’s expense, with respect to any actions XOMA may choose to take related to the enforcement, maintenance or protection of the XOMA Patent Rights.

2.7.	Oppositions and/or Appeals to Oppositions. MORPHOSYS hereby agrees not to enter into any opposition to and/or appeal from any decision by the patent authorities of any country on the XOMA Patent Rights and shall not assist or otherwise cooperate with another party in any such opposition or appeal.

2.8.

Release From Past Infringement. XOMA releases MORPHOSYS from any claims, demands, and rights of action arising out of and/or based upon any act or omission committed by MORPHOSYS prior to the Effective Date, including, without limitation, claims of infringement under the XOMA Patent Rights (the “Release”) and XOMA releases each Third Party identified on Schedule 2.8 as

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a party on or prior to the Effective Date to an agreement set forth thereon from any claims, demands, and rights of action arising out of and based upon any infringement of the XOMA Patent Rights (the “Third Party Release”); provided, however, that the Release and Third Party Release provided for in this Section 2.8 shall extend only to claims, demands or rights of action existing as of the Effective Date and which arose solely out of those activities conducted pursuant to and in accordance with the agreements set forth on Schedule 2.8 as in effect on the Effective Date. Nothing in this Section 2.8 shall be deemed to be a release of any claim, demand or right of action XOMA may now or in the future have against Affitech AS, BioInvent Therapeutic AB, Biosite Incorporated, Cambridge Antibody Technology Limited, Crucell N.V., Dyax Corporation or any entity or person engaged in the out-licensing, commercial manufacture, sale, offer for sale, import for sale or export for sale of immunoglobulin or antibody phage display services, immunoglobulin or antibody phage display libraries, immunoglobulin or antibody phage display products or immunoglobulin or antibody phage display materials or any of their collaborators. For the sake of clarity, if any Third Party identified on Schedule 2.8 as a party on the Effective Date to an agreement set forth thereon has also collaborated with any other entity or person engaged in the out-licensing, commercial manufacture, sale, offer for sale, import for sale or export for sale of immunoglobulin or antibody phage display services, immunoglobulin or antibody phage display libraries, immunoglobulin or antibody phage display products or immunoglobulin or antibody phage display materials, including but not limited to those entities referred to in the immediately preceding sentence, then the release herein shall extend solely to the activities of such Third Party that are carried out pursuant to and in accordance with the agreement set forth on Schedule 2.8 to which it is a party as in effect on the Effective Date. The Release and the Third Party Release shall become irrevocable only upon receipt by XOMA of payment in full by MORPHOSYS of the amounts set forth in Section 3.1 and 3.3 and shall be revoked in their entirety and null and void ab initio, immediately and without further action of the parties, in the event such payment in full by MORPHOSYS

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is not received by XOMA on or prior to October 1, 2002, regardless of any payment received thereafter.

ARTICLE 3

[Text intentionally omitted.]

ARTICLE 4

CONFIDENTIALITY

4.1.	Confidential Information. Except as expressly provided herein, the parties agree that, for the term of this Agreement and for ten (10) years thereafter, the receiving party shall keep completely confidential and shall not publish or otherwise disclose and shall not use for any purpose except for the purposes contemplated by this Agreement any Confidential Information furnished to it by the disclosing party hereto, except to the extent that it can be established by the receiving party by written proof that such Confidential Information:

(a)	was already known to the receiving party, other than under an obligation of confidentiality, at the time of disclosure;

(b)	was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party;

(c)	became generally available to the public or otherwise part of the public domain after its disclosure other than through any act or omission of the receiving party in breach of this Agreement; or

(d)	was subsequently lawfully disclosed to the receiving party by a person other than a party hereto.

4.2.

Permitted Use and Disclosures. Each party hereto may use or disclose information disclosed to it by the other party to the extent such use or disclosure is reasonably necessary in complying with applicable law or government regulations or conducting clinical trials; provided, however, that if a party is required to make any such disclosure of another party’s Confidential

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Information, other than pursuant to a confidentiality agreement, it will give reasonable advance notice to the latter party of such disclosure and, will use its reasonable efforts to secure confidential treatment of such information prior to its disclosure (whether through protective orders or otherwise). Attached hereto as Schedule 4.2 is a redacted copy of this Agreement which MORPHOSYS shall be free, without obtaining any consent from XOMA, to provide to Third Parties who indicate an interest in becoming a MORPHOSYS Collaborator. In addition, MORPHOSYS shall be free, without obtaining any consent from XOMA, to provide to Third Parties who indicate an interest in becoming a MORPHOSYS Collaborator an oral summary of the provisions of Section 2.4(c) hereof and to provide the text thereof to Third Parties who actually become MORPHOSYS Collaborators.

4.3.	Confidential Terms. Except as expressly provided herein, MORPHOSYS agrees not to disclose any terms of this Agreement to any Third Party without the consent of XOMA; provided, that disclosures may be made as required by securities or other applicable laws, or to a party’s accountants, attorneys and other professional advisors.

4.4	Agreement Announcement. The parties hereby agree to the release of a press release in the form attached hereto as Schedule 4.4 upon full execution of this Agreement and that the consummation of this Agreement, as well as such terms as are expressly described in such press release, shall be deemed to be in the public domain.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES, ETC.

5.1.

Representations and Warranties. (a) XOMA represents and warrants to MORPHOSYS that: (i) it is the sole and exclusive owner or exclusive licensee of all right, title and interest in the XOMA Patent Rights; (ii) XOMA has the legal right, authority and power to enter into this Agreement; (iii) this Agreement shall constitute a valid and binding obligation of XOMA enforceable in

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accordance with its terms; and (iv) the performance of obligations under this Agreement by XOMA shall not result in a breach of any agreements, contracts or other arrangements to which it is a party.

(b)	MORPHOSYS represents and warrants to XOMA that: (i) MORPHOSYS has the legal right, authority and power to enter into this Agreement; (ii) this Agreement shall constitute a valid and binding obligation of MORPHOSYS enforceable in accordance with its terms; and (iii) the performance of obligations under this Agreement by MORPHOSYS will not result in a breach of any agreements, contracts or other arrangements to which it is a party.

5.2.	Disclaimer. Nothing in this Agreement is or shall be construed as:

(a)	A warranty or representation by XOMA as to the validity or scope of any claim or patent within the XOMA Patent Rights;

(b)	A warranty or representation that anything made, used, sold, or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of any patent rights or other intellectual property right of any Third Party;

(c)	An obligation to bring or prosecute actions or suits against Third Parties for infringement of any of the XOMA Patent Rights; or

(d)	Granting by implication, estoppel, or otherwise any licenses or rights under patents or other rights of XOMA, MORPHOSYS or Third Parties, regardless of whether such patents or other rights are dominant or subordinate to any patent within the XOMA Patent Rights.

5.3.

No Other Warranties. EXCEPT AS OTHERWISE SET FORTH IN SECTION 5.1 ABOVE, XOMA MAKES NO WARRANTIES WITH RESPECT TO ANY OF THE PATENT RIGHTS LICENSED HEREUNDER, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND XOMA SPECIFICALLY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF SUCH PATENT RIGHTS OR

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NON-INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY.

5.4.	Certain Agreements. MORPHOSYS represents and warrants that it has in its possession, and agrees that throughout the term of this Agreement and for a period of three (3) years thereafter it will maintain in an accessible location, true, complete and legible copies of each of the agreements set forth on Schedule 2.8 as in effect on the Effective Date, including all schedules, exhibits and other similar documents necessary for the correct interpretation of the provisions thereof.

ARTICLE 6

INDEMNIFICATION

6.1.	Indemnification. (a) MORPHOSYS agrees to indemnify, defend and hold XOMA and its directors, officers, employees and agents (the “Indemnified Parties” and each, an “Indemnified Party”) harmless from and against any and all liabilities, losses and expenses (including, without limitation, attorneys and professional fees and other costs of litigation), resulting from any claims, demands or causes of action by any party other than MORPHOSYS (each, a “Liability”) arising out of (i) the possession, manufacture, use, sale or other disposition of Product, Antibody Phage Display Materials, Licensed Immunoglobulin or the provisions of any service or goods relating thereto by MORPHOSYS or any customer, vendor or other representative of MORPHOSYS, whether based on breach of warranty, negligence, product liability or otherwise, (ii) the exercise of any right granted to MORPHOSYS pursuant to this Agreement or (iii) any claim by Biosite Incorporated, as set forth below in Section 6.1(b), except to the extent, in each case, that such Liability is caused by the gross negligence or willful misconduct of XOMA.

(b)	[Text intentionally omitted.]

6.2.	Procedure. To receive the benefit of indemnification under Section 6.1, an Indemnified Party must (a) promptly notify MORPHOSYS in writing of a claim

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or suit; provided, that failure to give such notice shall not relieve MORPHOSYS of its indemnification obligations except where, and solely to the extent that, such failure actually and materially prejudices the rights of MORPHOSYS); (b) provide reasonable cooperation (at MORPHOSYS’s expense); and (c) tender to MORPHOSYS (and its insurer) full authority to defend or settle the claim or suit; provided that no settlement requiring any admission by the Indemnified Party or that imposes any obligation on the Indemnified Party shall be made without the Indemnified Party’s consent; and, provided, further that nothing herein shall be deemed to give MORPHOSYS any right to control any proceeding involving the XOMA Patent Rights or any claim XOMA may bring against any Third Party. MORPHOSYS shall not have any obligation of indemnification in connection with any settlement made without MORPHOSYS’s written consent. The Indemnified Party has the right to participate at its own expense in the claim or suit and in selecting counsel therefor. The Indemnified Party shall cooperate with MORPHOSYS (and its insurer), as reasonably requested.

ARTICLE 7

TERM AND TERMINATION

7.1.	Term. Subject to Sections 7.5 and 7.6 hereof, the term of this Agreement will commence on the Effective Date and remain in full force and effect until the expiration of the last patent within the XOMA Patent Rights, unless earlier terminated pursuant to Sections 7.2 or 7.3.

7.2.

Termination Event. This Agreement may be terminated by either Party upon any material breach by the other Party of any material obligation or condition of the Agreement, effective fifteen (15) days after giving notice to the breaching party of such termination in the case of a payment breach and sixty (60) days after giving written notice to the breaching Party of such termination in the case of any other breach, which notice shall describe such breach in reasonable detail. The foregoing notwithstanding, if such breach is cured or shown to be

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non-existent within the aforesaid fifteen (15) or sixty (60) day period, the notice shall be deemed automatically withdrawn and of no effect and the notifying Party shall provide written notice to the breaching Party of the withdrawal.

7.3.	Termination for Insolvency. If voluntary or involuntary proceedings by or against MORPHOSYS are instituted in bankruptcy under any insolvency law, or a receiver or custodian is appointed for MORPHOSYS, or proceedings are instituted by or against MORPHOSYS for corporate reorganization or the dissolution of MORPHOSYS, which proceedings, if involuntary, shall not have been dismissed within sixty (60) days after the date of filing, or if MORPHOSYS makes an assignment for the benefit of creditors, or substantially all of the assets of MORPHOSYS are seized or attached and not released within sixty (60) days thereafter, XOMA may immediately terminate this Agreement effective upon notice of such termination.

7.4.	Effect of Termination. (a) Termination of this Agreement shall not release any party hereto from any liability which, at the time of such termination, has already accrued to the other party or which is attributable to a period prior to such termination nor preclude either party from pursuing any rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement. It is understood and agreed that monetary damages may not be a sufficient remedy for any breach of this Agreement and that the non-breaching party may be entitled to injunctive relief as a remedy for any such breach. Such remedy shall not be deemed to be the exclusive remedy for any such breach of this Agreement, but shall be in addition to all other remedies available at law or in equity.

(b)	Upon any termination of this Agreement, MORPHOSYS and XOMA shall promptly return to the other party all Confidential Information received from the other party (except that each party may retain one copy for its files solely for the purpose of determining its rights and obligations hereunder).

(c)

All licenses granted under Article 2 hereof shall terminate and be of no further effect upon the termination of this Agreement; provided, however, that any MORPHOSYS Collaborator that is the beneficiary of certain rights under this

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Agreement shall maintain such rights, notwithstanding the termination of this Agreement, provided that such MORPHOSYS Collaborator complies with the applicable provisions of this Agreement.

7.5.	Survival. Sections 2.5, 2.6, 2.7, [Text intentionally omitted.] 7.4 and 7.5, and Articles 4, 5, 6 and 8 of this Agreement shall survive any termination hereof.

7.6.	Contested Validity. If MORPHOSYS or a MORPHOSYS Collaborator knowingly contests, directs another to contest or assists another in contesting the validity or enforceability of any of the XOMA Patent Rights licensed hereunder, XOMA shall have the right to terminate all of the rights and licenses hereby granted to MORPHOSYS and any MORPHOSYS Collaborator under the XOMA Patent Rights; provided, however, that in the event a MORPHOSYS Collaborator knowingly contests, directs another to contest or assists another in contesting the validity or enforceability of any of the XOMA Patent Rights licensed hereunder other than at the direction, and without the knowing assistance or other involvement (other than as required by law or court order), of MORPHOSYS, then the foregoing termination right of XOMA shall apply only to the rights hereby granted to such MORPHOSYS Collaborator.

ARTICLE 8

MISCELLANEOUS PROVISIONS

8.1.	Governing Laws. This Agreement and any dispute, including without limitation any arbitration, arising from the performance or breach hereof shall be governed by and construed and enforced in accordance with the laws of the state of California, without reference to conflicts of laws principles.

8.2.

Assignment. Neither party may transfer or assign this Agreement, directly or indirectly, or any of its rights hereunder, other than to one or more Affiliates and other than to a successor of XOMA Ltd. under a Change in Control of XOMA Ltd. or to a successor of MorphoSys AG under a Change in Control of MorphoSys AG to which Section 8.3 does not apply, without the prior written

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consent of the other party. Any such attempted transfer or assignment in violation of this Section 8.2 shall be void; provided, that in the event of a permitted Change in Control, the original party’s (or its successor’s) obligations hereunder shall continue. This Agreement shall be binding upon and inure to the benefit of the parties and their permitted successors and assigns.

8.3.	Certain Changes in Control. Notwithstanding any other provision of this Agreement to the contrary, this Agreement shall automatically terminate, without further action by the parties, in the event of (a) a transaction or series of related transactions in which Affitech AS, BioInvent Therapeutic AB, Biosite Incorporated, Cambridge Antibody Technology Limited, Crucell N.V., Dyax Corporation or any entity or person whose principal business is, or who has a substantial business in, the out-licensing, commercial manufacture, sale, offer for sale, import for sale or export for sale of immunoglobulin or antibody phage display services, immunoglobulin or antibody phage display libraries, immunoglobulin or antibody phage display products or immunoglobulin or antibody phage display materials is a party and which results in a Change in Control of MORPHOSYS, or (b) a transaction or series of related transactions in which MORPHOSYS is a party and which results in a Change in Control of a person or entity described in clause (a) above.

8.4.	Waiver. No waiver of any rights shall be effective unless consented to in writing by the party to be charged and the waiver of any breach or default shall not constitute a waiver of any other right hereunder or any subsequent breach or default.

8.5.	Severability. In the event that any provisions of this Agreement are determined to be invalid or unenforceable by a court of competent jurisdiction, the remainder of the Agreement shall remain in full force and effect without said provision.

8.6.	Notices. All notices, requests and other communications hereunder shall be in writing and shall be delivered or sent in each case to the respective address

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specified below, or such other address as may be specified in writing to the other party hereto, and shall be effective on receipt:

MORPHOSYS:	MorphoSys AG
Lena-Christ-Str. 48
82152 Martinsried/Planegg
Germany
Attn: General Counsel

with a copy (which shall not constitute notice) to:

MorphoSys USA, Inc. 5605 Carnegie Blvd., Suite 275
Charlotte, NC 28209
U.S.A.
Attn: President

XOMA:	XOMA Ireland Limited
Shannon Airport House
Shannon, County Clare
Ireland
Attn: Company Secretary

with a copy (which shall not constitute notice) to:
XOMA (US) LLC
2910 Seventh Street
Berkeley, CA 94710
U.S.A.
Attn: Company Secretary

8.7.

Independent Contractors. Both parties are independent contractors under this Agreement. Nothing contained in this Agreement is intended nor is to be construed so as to constitute XOMA or MORPHOSYS as partners or joint

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venturers with respect to this Agreement. Except as expressly provided herein, neither party shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other party or to bind the other party to any other contract, agreement, or undertaking with any third party.

8.8.	Compliance with Laws. In exercising their rights under this license, the parties shall comply in all material respects with the requirements of any and all applicable laws, regulations, rules and orders of any governmental body having jurisdiction over the exercise of rights under this Agreement. MORPHOSYS shall be responsible, at its expense, for making any required registrations or filings with respect to this Agreement and obtaining any necessary governmental approvals with respect hereto.

8.9.

Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by one party to the other are, for all purposes of Section 365(n) of Title XI of the United States Code (“Title XI”), licenses of rights to “intellectual property” as defined in Title XI. During the term of this Agreement each party shall create and maintain current copies to the extent practicable of all such intellectual property. If a bankruptcy proceeding is commenced by or against one party under Title XI, the other party shall be entitled to a copy of any and all such intellectual property and all embodiments of such intellectual property, and the same, if not in the possession of such other party, shall be promptly delivered to it (a) upon such party’s written request following the commencement of such bankruptcy proceeding, unless the party subject to such bankruptcy proceeding, or its trustee or receiver, elects within thirty (30) days to continue to perform all of its obligations under this Agreement, or (b) if not delivered as provided under clause (a) above, upon such other party’s request following the rejection of this Agreement by or on behalf of the party subject to such bankruptcy proceeding. If a party has taken possession of all applicable embodiments of the intellectual property of the other party pursuant to this Section 8.9 and the trustee in bankruptcy of the other party does not reject this Agreement, the party in possession of such intellectual property shall

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return such embodiments upon request. If a party seeks or involuntarily is placed under Title XI and the trustee rejects this Agreement as contemplated under 11 U.S.C. 365(n)(1), the other party hereby elects, pursuant to Section 365(n) of Title XI, to retain all rights granted to it under this Agreement to the extent permitted by law.

8.10.	Use of Name. Neither party shall use the name or trademarks of the other party, except to the extent that a party is permitted to use the Confidential Information of the other party pursuant to Article 4, without the prior written consent of such other party.

8.11.	Further Actions. Each party agrees to execute, acknowledge and deliver such further instruments, and do such other acts, as may be necessary and appropriate in order to carry out the purposes and intent of this Agreement.

8.12.	Entire Agreement; Amendment. This Agreement constitutes the entire and exclusive Agreement between the parties with respect to the subject matter hereof and supersedes and cancels all previous discussions, agreements, commitments and writings in respect thereof. No amendment or addition to this Agreement shall be effective unless reduced to writing and executed by the authorized representatives of the parties.

8.13.	Arbitration. (a) Solely with respect to any dispute between the parties to this Agreement (other than any dispute which arises out of or relates to infringement, validity and/or enforceability of the XOMA Patent Rights) upon ten (10) days written notice, any party involved in the dispute may initiate arbitration by giving notice to that effect to the other party or parties involved in the dispute and by filing the notice with the American Arbitration Association or its successor organization (“AAA”) in accordance with its Commercial Arbitration Rules. Such dispute shall then be settled by arbitration in New York, New York, in accordance with the Commercial Arbitration Rules of the AAA or other rules agreed to by the parties involved in the dispute, by a panel of three neutral arbitrators, who shall be selected by the parties involved in the dispute using the procedures for arbitrator selection of the AAA.

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(b)	The parties acknowledge that this Agreement evidences a transaction involving interstate commerce. Insofar as it applies, the United States Arbitration Act shall govern the interpretation of, enforcement of, and proceedings pursuant to the arbitration clause in this Agreement. Except insofar as the United States Arbitration Act applies to such matters, the agreement to arbitrate set forth in this Section 8.13 shall be construed, and the legal relations among the parties shall be determined in accordance with, the substantive laws of the State of New York.

(c)	The panel shall render its decision and award, including a statement of reasons upon which such award is based, within thirty (30) days after the arbitration hearing. The decision of the panel shall be determined by majority vote among the arbitrators, shall be in writing and shall be binding upon the parties involved in the dispute, final and non-appealable. Judgment upon the award rendered by the panel may be entered in any court having jurisdiction thereof in accordance with Section 8.14(a).

(d)	Except as provided under the United States Arbitration Act, no action at law or in equity based upon any dispute that is subject to arbitration under this Section 8.13 shall be instituted.

(e)	All expenses of any arbitration pursuant to this Section 8.13, including fees and expenses of the parties’ attorneys, fees and expenses of the arbitrators, and fees and expenses of any witness or the cost of any proof produced at the request of the arbitrators, shall be paid by the non-prevailing party.

8.14.

Venue; Jurisdiction. (a) Any action or proceeding brought by either party seeking to enforce any provision of, or based on any right arising out of, this Agreement must be brought against any of the parties in the courts of the State of New York. Each party (i) hereby irrevocably submits to the jurisdiction of the state courts of the State of New York and to the jurisdiction of any United States District Court in the State of New York, for the purpose of any suit, action, or other proceeding arising out of or based upon this Agreement or the subject matter hereof brought by any party or its successors or assigns, (ii) hereby waives, and agrees not to assert, by way of motion, as a defense, or

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otherwise, in any such suit, action, or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action, or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and (iii) hereby waives and agrees not to seek any review by any court of any other jurisdiction that may be called upon to grant an enforcement of the judgment of any such New York state or federal court.

(b)	Process in any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be served on any party anywhere in the world. Each party consents to service of process by registered mail at the address to which notices are to be given and further consent that any service of process, writ, judgment or other notice of legal process shall be deemed and held in every respect to be effectively served upon it in connection with proceedings in the State of New York, if delivered to CT Corporation System, whose current address is 111 Eighth Avenue, 13th Floor, New York, New York 10011, which each party irrevocably designates and appoints as its authorized agent for the service of process in the courts in the State of New York. Nothing herein shall affect the right of a party to serve process in any other manner permitted by applicable law. Each party further agrees that final judgment against it in any such action or proceeding arising out of or relating to this Agreement shall be conclusive and may be enforced in any other jurisdiction within or outside the United States of America by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of its liability.

(c)

Each party agrees that it shall not, and that it shall instruct those in its control not to, take any action to frustrate or prevent the enforcement of any writ, decree, final judgment, award (arbitral or otherwise) or order entered against it with respect to this Agreement or the XOMA Patent Rights and shall agree to

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be bound thereby as if issued or executed by a competent judicial tribunal having personal jurisdiction situated in its country of residence or domicile.

8.15.	Force Majeure. Neither party shall be liable for failure of or delay in performing obligations set forth in this Agreement, and neither shall be deemed in breach of its obligations, if such failure or delay is due to natural disasters or any causes beyond the reasonable control of such party. In event of such force majeure, the party affected thereby shall use reasonable efforts to cure or overcome the same and resume performance of its obligations hereunder.

8.16.	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, XOMA and MORPHOSYS have executed this Agreement in duplicate originals by duly authorized officers.

MORPHOSYS AG		XOMA IRELAND LIMITED

By:		By:
	Name:		Alan Kane, Director
	Title:		duly authorized for and on behalf of XOMA Ireland Limited in the presence of:

By:
Name:
Title:

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Schedule 1.17

Patent Rights

Title: Modular Assembly of Antibody Genes, Antibodies Prepared Thereby and Use

Inventors: Robinson, Liu, Horwitz, Wall, Better

1)	Based on PCT/US86/02269, which is a continuation-in-part of U.S. Serial No. 06/793,980 filed November 1, 1985 (abandoned).

COUNTRY	SERIAL NO.	PATENT NO.
*United States	06/793,980
Australia	65981/86	Issued 606,320
Canada	521,909	Abandoned
Denmark	3385/87	Pending
Taiwan	75105650	Issued 51922
*United States	06/086,266

2)	Based on PCT/US88/02514, which corresponds to U.S. Serial No. 07/077,528, which is a continuation-in-part of 06/086,266 (abandoned), which is a continuation-in-part of U.S. Serial No. 06/793,980 (abandoned).

COUNTRY	SERIAL NO.	PATENT NO.
Australia	23244/88	Issued 632,462
Austria	EP 88907510.7	Granted EP/0371998
Belgium	EP 88907510.7	Granted EP/0371998
Canada	572,398	Pending
Denmark	192/90	Pending
Europe	EP 88907510.7	Granted EP/0371998
Europe	EP 95119798.7	Granted EP/0731167
France	EP 88907510.7	Granted EP/0371998

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COUNTRY	SERIAL NO.	PATENT NO.
Germany	EP 88907510.7	Granted EP/0371998
Italy	EP 88907510.7	Granted EP/0371998
Japan	506481/88	Granted 2991720
Luxembourg	EP 88907510.7	Granted EP/0371998
Netherlands	EP 88907510.7	Granted EP/0371998
Sweden	EP 88907510.7	Granted EP/0371998
Switzerland/Liechtenstein	EP 88907510.7	Granted EP/0371998
United Kingdom	EP 88907510.7	Granted EP/0371998

COUNTRY	SERIAL NO.	PATENT NO.
Europe	EP 93100041.8	Granted EP/0550400
Austria	EP 93100041.8	Granted EP/0550400
Belgium	EP 93100041.8	Granted EP/0550400
France	EP 93100041.8	Granted EP/0550400
Germany	EP 93100041.8	Granted EP/0550400
Italy	EP 93100041.8	Granted EP/0550400
Luxembourg	EP 93100041.8	Granted EP/0550400
Netherlands	EP 93100041.8	Granted EP/0550400
Sweden	EP 93100041.8	Granted EP/0550400
Switzerland/Liechtenstein	EP 93100041.8	Granted EP/0550400
United Kingdom	EP 93100041.8	Granted EP/0550400
*United States	07/077,528

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3)	Based on U.S. Serial No. 07/501,092 filed March 29, 1990, which is a continuation-in-part of U.S. Serial No. 07/077,528 (Modular Assembly of Antibody Genes, Antibodies Prepared Thereby and Use; Robinson, Liu, Horwitz, Wall, Better) and of U.S. Serial No. 07/142,039 (Novel Plasmid Vector with Pectate Lyase Signal Sequence; Lei, Wilcox).

COUNTRY	SERIAL NO.	PATENT NO.
*United States	07/501,092
*United States	07/987,555
*United States	07/870,404
*United States	08/020,671
United States	08/235,225	5,618,920
United States	08/299,085	5,595,898
United States	08/357,234	5,576,195
United States	08/472,696	5,846,818
United States	08/472,691	6,204,023
United States	08/467,140	5,698,435
United States	08/450,731	5,693,493
United States	08/466,203	5,698,417

*	Cases abandoned in favor of a continuing application.

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Schedule 2.4

Form of Notice

XOMA owns a number of patents covering various aspects of bacterial antibody expression and phage display.

XOMA has licensed these patents on a non-exclusive basis to MORPHOSYS.

Under the license agreement with XOMA:

🌑	MORPHOSYS cannot provide phage display services or transfer phage display materials, products or information to you without first showing you a redacted copy of its license from XOMA and this notice.
🌑	If you and MORPHOSYS enter into a written agreement by which you become a ‘MORPHOSYS collaborator’, then you will be permitted to use MORPHOSYS phage display services, MORPHOSYS phage display materials, products and information to research, develop and commercialize antibody products.
🌑	Collaborators do not, however, have the right to produce commercial quantities of such antibodies using X0MA’s patented technology. Rather, collaborators only have the right to make research and development quantities of antibodies using the XOMA patent rights. Thereafter, unless the collaborator obtains a commercial production license from XOMA (which may be available), the collaborator must produce commercial quantities of antibodies using a method that does not infringe XOMA patent rights.
🌑	Therefore, if you and MORPHOSYS enter into a written agreement, that agreement must contain certain provisions specified in the license agreement with XOMA, including:
🌑

Terms pursuant to which you, as the recipient of any transferred materials, would agree to abide by each of the limitations, restrictions and other obligations provided for by the license agreement with XOMA, including, without limitation, the

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restrictions on use of such transferred materials for purposes other than research and development.
🌑	A covenant not to use transferred materials for any purpose other than for research and development purposes otherwise authorized by the license agreement with XOMA.
🌑	A provision that the “first sale” doctrine does not apply to any disposition of transferred materials.
🌑	An agreement by you to further dispose of transferred materials only to a third party who otherwise meets the definition of a “MORPHOSYS Collaborator” set forth in the license agreement with XOMA and who executes a written agreement in which it undertakes all of the obligations applied to the transferring party.

The license agreement with XOMA contains many important terms, including specific definitions of many of the words and phrases used above, and you are urged to review the copy provided to you by MORPHOSYS and discuss it with them before proceeding.

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Schedule 2.8

MorphoSys Partnerships

Closed Agreements:

Pharmacia — research agreement, dated February 6, 1997

Chiron — research agreement dated 1998

Leukosite — therapeutics, dated August 12, 1998

Millennium (Leukosite expansion) therapeutics, dated March 10,2000

Current Agreements:

Dupont research agreement dated June 30,1998 and expanded dated June 30, 2000

GPC — therapeutics, dated April 15, 1999

Bayer — research and therapeutics and diagnostics, dated December 21, 1999

Centocor — research and therapeutics dated December 29, 2000

Eos — research, dated June 9,2000

Immunogen — research, dated June 20, 2001 and therapeutics, dated September 29, 2000

Roche — therapeutics, dated September 8, 2000

Biogen — research with therapeutic option dated December 29, 2000 and expanded December 27, 2001

Prochon therapeutics, dated May 29, 2000

Oridis — research and therapeutics, dated August 21, 2001

Schering AG — research, diagnostics and therapeutics, dated December 19, 2001

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APPENDIX 3.8(b)

CAT FRAMEWORK AGREEMENT

CAT Covenant not to sue for MorphoSys Partners:

Relevant Excerpts from CAT — MorphoSys “Framework Agreement”

ARTICLE III

Settlement Agreement / Covenant not to sue

3.01	<redacted>

3.02	CAT covenants that it shall not assert, nor shall it permit any third party that obtains a right to enforce any CAT Patent Rights as defined in Appendix 3.02 hereto to assert, a claim of infringement under the CAT Patent Rights solely in respect of MORPHOSYS GOLD Activities as defined in Appendix 3.02 hereto against MORPHOSYS, or any company affiliated with MORPHOSYS within the meaning of Sections 15 ff. German Stock Corporation Law (any such company, a “MORPHOSYS Affiliate”), or any MORPHOSYS Partner as defined in Appendix 3.02 hereto as further provided in Article 3 and Appendix B-1 of the Settlement Agreement (the “Covenant”). The Covenant shall be irrevocable unless CAT terminates the Covenant in accordance with the following provisions:

3.03	CAT may terminate the Covenant by written notice if and only if

(a)	MORPHOSYS is in Material Breach (as defined hereinafter) of this Agreement; and

(b)	CAT has given written notice of the Material Breach to MORPHOSYS, with a specific description of the Material Breach. Such notice shall provide sufficient detail to MORPHOSYS to understand the full basis of the Material Breach and the cure demanded by CAT; and

(c)	MORPHOSYS has not cured the Material Breach within forty five (45) days after receipt of the notice according to Subsection (b) above (the “Cure Period”).

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3.04	Subject to mandatory German law, CAT may terminate the Covenant by written notice if a petition for insolvency against MORPHOSYS has been filed by MORPHOSYS or a third party and within three months from the filing of such petition, the petition has (i) neither been withdrawn, nor (ii) been dismissed by the court other than on the ground of the lack of assets (Abweisung mangels Masse). This shall not apply if Morphosys has elected the Buy-Out-Option (as defined hereinafter) and made the Buy-Out Payment (as defined hereinafter) prior to termination. Within three months after the termination, MORPHOSYS shall have the option to reinstate the Covenant in return for the payment of the Buy-Out-Payment.

3.05	In the event that CAT terminates the Covenant pursuant to this Article III, MORPHOSYS shall notify CAT within ten (10) days of all MORPHOSYS Partners and within thirty (30) days thereafter, CAT shall commence negotiations with such MORPHOSYS Partners to grant them a continuation of the Covenant on commercially reasonable terms. CAT shall pursue such negotiations in good faith.

3.06	The Covenant shall extend to a third party to whom MORPHOSYS has transferred all or substantially all of the HUCAL GOLD Assets as defined in Appendix 3.02 hereto including, without limitation, transfers by way of assignment and exclusive license if

(a)	the third party acquiring the HUCAL GOLD Assets (the “Acquiror”) executes an agreement between MORPHOSYS, CAT and the Acquiror according to which (i) the Acquiror will be bound by all provisions of this Agreement from the day of transfer of the HUCAL GOLD Assets (the “Asset Transfer Date”), except for Articles I, II and IV hereof and (ii) MORPHOSYS shall remain to be bound by all provisions of this Agreement except for the forbearance covenant referred to in Article VI hereof from the Asset Transfer Date. MORPHOSYS shall also be jointly and severally liable for the payment of the covenant fees pursuant to Article V hereof by the Acquiror; and

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(b)	MORPHOSYS does not continue the MORPHOSYS GOLD Activities except under a license from the Acquiror.

3.07	For the purpose of this Agreement, a material breach Material Breach”) shall have occurred if and only if MORPHOSYS

(a)	fails to make a payment of more than Euro 50,000 under Article IV hereof when due; or

(b)	subject to the provisions of Section 3.08 below, fails to make a payment of more than Euro 50,000 under Article V hereof when due; or

(c)	enters into an opposition to and/or appeal from any decision of any patent authority of any country relating to a CAT Patent Right or otherwise contests in any court in any country a patent, patent application or claim thereof that is part of the CAT Patent Rights (each a “Challenge of a CAT Patent Right”), or if MORPHOSYS knowingly assists any third party in the Challenge of a CAT Patent Right provided, however, that this shall not apply if MORPHOSYS, complying with an obligation imposed on it under due process of law engages in Challenges of a CAT Patent Right.

3.08	A Material Breach according to Subsection 3.07 (b) above shall be deemed not to have occurred if and to the extent that MORPHOSYS claims in writing within the Cure Period that the revenue payments demanded by CAT are not due under Article V hereof because the revenues demanded by CAT have not been based on MORPHOSYS GOLD Activities stating the reasons for such claim unless an Expert Panel (as defined hereinafter) has decided that the revenue payments demanded by CAT (in whole or in part) were based on MORPHOSYS GOLD Activities.

3.09	In the event that a MORPHOSYS Partner should engage in the Challenge of a CAT Patent Right or knowingly assist any third party in the Challenge of a CAT Patent Right, CAT may terminate the Covenant with regard to such MORPHOSYS Partner provided, however, that this shall not apply if such MORPHOSYS Partner is complying with an obligation imposed on it under due process of law.

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3.10	Any termination of the Covenant according to this Article III shall not extend to MORPHOSYS GOLD Activities in relation to any MORPHOSYS GOLD Antibody, as defined in Appendix 3.02, where such MORPHOSYS GOLD Antibody was identified prior to the termination.

3.11	CAT grants to MORPHOSYS an additional irrevocable covenant not to sue with respect to the [***] as further provided in Article 3, Appendix B-3 of the Settlement Agreement. Section 3.06 hereof shall also apply with respect to the ‘793 Patent Covenant.

Excerpt from “Appendix 3.02” to Framework Agreement

“Alternative Selection” shall mean any selection technology for the selection of Antibodies from libraries of Antibodies, including but not limited to MORPHOSYS CysDisplay, but specifically excluding (i) display on filamentous bacteriophage wherein the Antibody is genetically fused to a bacteriophage surface component and (ii) ribosome/polysome display.

“Antibody” shall mean a molecule or a gene encoding such a molecule comprising or containing one or more immunoglobulin variable domains or parts of such domains or any existing or future fragments, variants, modifications, or derivatives thereof, but excluding single variable domains (heavy or light) of such antibodies.

“CAT Patent Rights” shall mean arising out of or related to the “Patent Rights” identified, described, designated and included in the June 25, 1999 Settlement agreement between CAT, the Medical Research Council (“MRC”), The Scripps Research Institute (“TSRI”) and Stratagene (“STRATAGENE”), as well as all patents and patent applications (including but not limited to any reissues, reexaminations, extensions or substitutions) throughout the world (i) claiming priority to, or benefit under the Paris Convention and/or any applicable rules, laws or statutes of any country (including without limitation 35 USC §119 or §120) of, any of the following PCT applications: PCT/GB92/02240 filed December 2, 1992; PCT/GB91/01134 filed July 19, 1991; PCT/GB89/01344 filed November 13, 1989; PCT/US90/02835 filed May 16, 1990; and PCT/US90/02836 filed May 16, 1990, or (ii) claiming priority to, or

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benefit under the Paris Convention and/or any applicable rules, laws or statutes of any country (including without limitation 35 USC §119 or §120) of, any of the priority applications to which the foregoing PCT applications claim priority.

“HUCAL GOLD Assets” shall mean HuCAL GOLD Libraries as well as such MORPHOSYS patent rights and other intellectual property rights of MORPHOSYS that are required to practice MORPHOSYS GOLD Activities.

“MORPHOSYS CysDisplay” shall mean the display of a protein or polypeptide on a phage by linking the protein or polypeptide after expression to at least part of a phage coat protein via a disulphide bond formed between a cysteine residue in the protein or polypeptide and a cysteine residue in said at least part of a phage coat protein.

“MORPHOSYS GOLD Activities” shall mean

(i)	all prior, present or future activities by either MORPHOSYS or a MORPHOSYS Partner relating to the making, using, selling, licensing, offering for sale or license, testing, importing, exporting or otherwise transferring to any third party any prior, existing or future HuCAL library using Alternative Selection, the library being based on HuCAL consensus sequences and being the result of CDR diversification of at least two CDR regions in the heavy amino acid chain (the “HuCAL GOLD Library”), and shall furthermore mean the making, using, selling, offering for sale or license, testing importing, exporting or otherwise transferring to any third party of any MORPHOSYS GOLD Antibody obtained from such libraries, and of any optimized or modified derivative thereof, provided that any optimization is performed by using Alternative Selection and does not involve the creation of a library of diverse CDR3 regions in an otherwise invariant VH gene.

(ii)

all prior, present or future activities by either MORPHOSYS or a MORPHOSYS Partner relating to the making, using, selling, licensing, offering for sale or license, testing, importing, exporting or otherwise transferring to any third party of any HuCAL Antibody, including any optimized or modified derivative thereof, provided that such Antibody

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was obtained from MORPHOSYS HuCAL Fab-1 or HuCAL Fab-2 prior to September 18, 2001, and provided that any optimization after the Commencement Date (as defined in the License Agreement) is performed by using Alternative Selection and does not involve the creation of a library of diverse CDR3 regions in an otherwise invariant VH gene.

“MORPHOSYS GOLD Antibody” shall mean an antibody, in any form (including a fragment), obtained by MORPHOSYS GOLD Activities.

“MORPHOSYS Partner” shall mean any person or entity (including a corporation or an academic not for profit institution or a foreign equivalent) who is licensed by MORPHOSYS to engage in MORPHOSYS GOLD Activities and is using or MORPHOSYS is using on its behalf a HuCAL GOLD Library made by MORPHOSYS in connection with such activities.

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CONFIDENTIAL

APPENDIX 10.1

Patent Rights referred to in Section 10.1 of the Agreement

[…***…]

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CONFIDENTIAL

APPENDIX 10.14

DISPUTE RESOLUTION

(a)	The Parties recognize that disputes as to certain matters may from time to time arise which relate to either Party’s rights and/or obligations hereunder. It is the objective of the Parties to establish procedures to facilitate the resolution of such disputes in an expedient manner by mutual cooperation and without resort to litigation. Accordingly, any controversy or claim arising out of or relating to this Agreement, including any such controversy or claim involving the parent company, subsidiaries, or affiliates under common control of any Party (a “Dispute”), shall be resolved as set forth in this Appendix 10.14
(b)	If the RC (if during the Research Term) or representatives of the Parties (if not during the Research Term) are unable to resolve a Dispute within thirty (30) days of being requested by a Party to do so, the chief executive officers or presidents (or their respective designee, provided the designee has authority to resolve the Dispute) of the Parties shall attempt in good faith to promptly resolve such Dispute within thirty (30) days. If such chief executive officers or presidents (or their respective designees) are unable to resolve such Dispute within such period, either Party may request the Dispute to be submitted to mediation according to the CPR Mediation Procedure for Business Disputes in Europe (see www.cpradr.org). Such mediation shall be attended on behalf of each Party for at least one session by a senior business person with authority to resolve the Dispute. Any period of limitations that would otherwise expire between the initiation of a mediation and its conclusion shall be extended until 20 days after the conclusion of the mediation.
(c)

Any Dispute that cannot be resolved by mediation within 60 days of notice by one Party to the other of the existence of a Dispute (unless the parties agree to extend that period) shall be resolved by arbitration in accordance with the International Arbitration Rules of the International

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Centre for Dispute Resolution (“ICDR Rules”; see www.adr.org - these are the same as the AAA International Rules). The arbitration shall be conducted in the English language in Amsterdam, the Netherlands, by three arbitrators, one named by each Party and the third appointed in accordance with the ICDR Rules. The arbitrators, by accepting appointment, undertake to exert their best efforts to conduct the process so as to issue an award within nine months of the appointment of the last arbitrator. The arbitrators shall decide the Dispute in accordance with the law governing this Agreement. The award of the arbitrators may be entered in any court of competent jurisdiction.
(d)	If, after exchange of the request for arbitration and the response, it appears that no Party has demanded damages greater than […***…], and that no Party has demanded non-monetary relief, then there shall be only one arbitrator. Such arbitrator shall be chosen by agreement of the parties or, if the parties are unable to reach agreement on the arbitrator within 60 days of the response, the arbitrator will be appointed in accordance with the (NAI/ICDR) Rules.

The arbitral tribunal may award the costs and expenses of the arbitration as provided in the ICDR Rules, but each Party shall bear its own attorneys fees.

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